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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Forest Oil Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Forest Oil Corporation
707 Seventeenth Street, Suite 3600
Denver, Colorado 80202

March 30, 2010

Dear Fellow Shareholder:

        We cordially invite you to attend the annual meeting of shareholders of Forest Oil Corporation to be held on Wednesday, May 12, 2010, at 9:00 a.m., M.D.T., at the Marriott Hotel, 1701 California Street, Denver, Colorado.

        At this year's meeting, you will be asked to (i) elect three Class I directors, (ii) approve an amendment to the Forest Oil Corporation 2007 Stock Incentive Plan to add 4,000,000 shares available for issuance pursuant to awards under the plan, further restrict Forest's ability to reprice or exchange underwater options or stock appreciation rights without shareholder approval, and provide that payments in connection with a corporate change are not triggered prior to the consummation of a transaction constituting such corporate change, and (iii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Details regarding each of the proposals are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

        We are pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a notice of the availability of the proxy materials for the annual meeting of shareholders to be held on May 12, 2010, instead of mailing a paper copy of the annual meeting notice, the accompanying proxy statement, and our 2009 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those shareholders can receive a paper copy of our proxy materials, including the notice, the accompanying proxy statement, our 2009 Annual Report, and a form of proxy card or voting instruction card. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail. We believe this process represents a more direct mechanism for disseminating information, will reduce the necessary number of printed copies and thus reduce the environmental impact of producing and delivering these materials, and will pare down the associated costs.

        As owners of Forest common stock, your vote is important. Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card.

        On behalf of our Board of Directors, thank you for your continued interest in Forest Oil.

Sincerely,

H. Craig Clark President and Chief Executive Officer

Forest Oil Corporation
707 Seventeenth Street, Suite 3600
Denver, Colorado 80202

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 12, 2010

        We will hold the annual meeting of shareholders of Forest Oil Corporation on Wednesday, May 12, 2010, beginning at 9:00 a.m., M.D.T., at the Marriott Hotel, 1701 California Street, Denver, Colorado 80202. The items of business are:

  1.
  Election of three Class I directors;

  2.
  Approval of an amendment to the Forest Oil Corporation 2007 Stock Incentive Plan to (i) add 4,000,000 shares available for issuance pursuant to awards under the plan, (ii) further restrict the ability of Forest to reprice or exchange underwater options or stock appreciation rights without shareholder approval, and (iii) provide that payments in connection with a corporate change are not triggered prior to the consummation of a transaction constituting such corporate change;

  3.
  Ratification of the appointment of Ernst & Young LLP as Forest's independent registered public accounting firm for the year ending December 31, 2010; and

  4.
  Consideration of such other business as may be properly brought before the meeting.

        Only Forest shareholders of record at the close of business on March 15, 2010, the record date for the meeting, are entitled to vote at the meeting and any adjournments or postponements of the meeting.

        Whether or not you plan to attend the annual meeting, we urge you to vote as soon as possible. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy or voting instruction card by completing, signing, dating, and returning your proxy card or voting instruction card in the pre-addressed envelope provided. If you attend the meeting, you will have the right to revoke the proxy and vote your shares in person. For specific instructions on how to vote your shares, please refer to the section heading "GENERAL INFORMATION" in the accompanying proxy statement.

By Order of the Board of Directors,

Cyrus D. Marter IV Senior Vice President, General Counsel and Secretary

Denver, Colorado
March 30, 2010

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE FOREST OIL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2010

        This notice, the accompanying proxy statement, and our 2009 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2009, are available on our website at www.forestoil.com. Additionally, and in accordance with U.S. Securities and Exchange Commission (SEC) rules, you may access these materials at the cookies-free websites indicated in the notice of the availability of proxy materials that you may receive from our transfer agent, BNY Mellon Shareowner Services, or from Broadridge Financial Solutions, Inc.

IMPORTANT VOTING INFORMATION

        If you hold your shares through a broker, bank or other financial institution, the SEC has approved a New York Stock Exchange rule that changes the manner in which your vote in the election of directors will be handled at our upcoming 2010 annual meeting of shareholders.

        Shareholders who hold Forest shares through a broker, bank or other financial institution receive proxy materials and a Voting Instruction Form—either electronically or by mail—before each shareholder meeting. In the past, if you did not transmit your voting instructions before the shareholder meeting, your broker was allowed to vote on your behalf on the election of directors and other matters considered to be routine.

A New Rule for Shareholder Voting

        Effective January 1, 2010, your broker will no longer be permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the Voting Instruction Form or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the shareholder meeting.

Your Participation in Voting the Shares You Own Is Important

        Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on the Voting Instruction Form to vote your shares. We hope you will exercise your rights and fully participate as a shareholder in Forest's future.

More Information Is Available

        If you have any questions about this new rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareholder. Additionally, you may contact our Investor Relations Department at www.forestoil.com or by email at IR@forestoil.com.

i

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held Tuesday, May 12, 2010

Forest Oil Corporation
707 Seventeenth Street, Suite 3600
Denver, Colorado 80202
www.forestoil.com

 GENERAL INFORMATION

Proxy Solicitation

        Beginning on or about March 30, 2010, Forest has made available to you on the Internet or has delivered paper copies of these proxy materials to you by mail in connection with the solicitation of proxies by the Board of Directors (the "Board") of Forest Oil Corporation ("Forest" and "we" and/or "our"), a New York corporation, for Forest's annual meeting of shareholders to be held at 9:00 a.m., M.D.T., on Wednesday, May 12, 2010, at the Marriott Hotel located at 1701 California Street, Denver, Colorado 80202. The proxies also may be voted at any adjournments or postponements of the meeting. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. Also, brokers, banks, and other nominees will be requested to solicit proxies or authorizations from beneficial owners. Forest will bear all costs incurred in connection with the preparation, assembly, and mailing of the proxy materials and the solicitation of proxies and will reimburse brokers, banks, and other nominees, fiduciaries, and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Forest common stock. We have engaged The Altman Group to assist us in the solicitation of proxies, for which we have paid it a fee of $7,500 and will reimburse it for certain charges and expenses.

Shareholders Entitled to Vote; Record Date

        Shareholders of record at the close of business on March 15, 2010, the record date, are entitled to notice of, and to vote at, the meeting or at adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Forest common stock held. On March 15, 2010, there were 112,436,665 shares of Forest common stock issued and outstanding.

Notice of Internet Availability of Proxy Materials

        Forest is pleased to be using the U.S. Securities and Exchange Commission ("SEC") rule that allows companies to furnish their proxy materials over the Internet. As a result, Forest is mailing to the majority of its shareholders a notice about the Internet availability of the proxy materials instead of mailing a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. See below for details. Forest is providing some of its shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials.

        The notice that you receive in the mail will come in one of two forms, depending on how you hold your shares of Forest. If your shares are held in a brokerage account, or by a trustee or other nominee, you are considered the "beneficial owner" of those shares and you will receive a four-page document titled "IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS" for the annual meeting of shareholders to be held on May 12, 2010, from Broadridge Financial Solutions, Inc. If your shares are registered directly in your name with our transfer agent, you are considered the "shareholder of record" and you will receive a two-page document from our transfer agent, BNY Mellon Shareowner Services, titled "IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS." In either case, instructions on how to access the proxy materials over the Internet and to request paper copies may be found on the notice. Our proxy materials may also be accessed on our website at www.forestoil.com.

 How to Vote Your Shares Without Attending the Annual Meeting in Person

        Whether you hold shares directly as a shareholder of record, or beneficially in "street name," you may direct how your shares are voted without attending the annual meeting. If you are a shareholder of record, you may vote by submitting a proxy; and if you hold your shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee, or nominee. There are three ways to vote by proxy and voting instruction card:

  •
  By Internet—Shareholders who received a notice about the Internet availability of the proxy materials may submit their proxy over the Internet by following the instructions on the notice. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

  •
  By Telephone—Shareholders of record may submit proxies by telephone, by calling the number included in the materials received from BNY Mellon Shareowner Services, and following the instructions. In addition, you will need to have the control number that appears on your notice available when voting. Shareholders who are beneficial owners of their shares and who have received a voting instruction card may vote by calling the number specified on the voting instruction card provided by their broker, trustee, or nominee.

  •
  By Mail—Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

        If you provide specific voting instructions, your shares will be voted as you instruct. If you hold your shares directly and you sign the proxy card but do not provide instructions or if you do not make specific Internet or telephone voting choices, your shares will be voted "FOR" the election of all director nominees, "FOR" the amendment to the 2007 Stock Incentive Plan, and "FOR" the ratification of the appointment of Ernst & Young LLP ("Ernst & Young") as our independent registered public accounting firm for the year ending December 31, 2010.

        If you sign the proxy card of your broker, trustee, or other nominee, but do not provide instructions, or if you do not make specific Internet or telephone voting choices, your shares will not be voted unless your broker, trustee, or other nominee has discretionary authority to vote. When a broker, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have authority to vote in the absence of timely instructions from the beneficial owner, this is referred to as a "broker non-vote." Brokers who are members of the NYSE have discretionary authority to vote the shares of a beneficial owner in the ratification of Ernst & Young as our independent registered public accounting firm, but such brokers are not empowered to vote for the election of directors or for the proposal to amend the Forest Oil Corporation 2007 Stock Incentive Plan in the absence of specific instructions from the beneficial owner.

 How to Vote Your Shares by Attending the Annual Meeting in Person

        Shares held in your name as the shareholder of record may be voted in person at the annual meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the annual meeting only if you obtain a "legal proxy" from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you are unable to attend the meeting.

Revoking Your Proxy

        A proxy may be revoked at any time before it is voted by (1) sending written notice of revocation to our Secretary at our office address set forth above prior to the annual meeting, (2) delivering a revised proxy (by one of the methods described above) bearing a later date, or (3) voting in person by completing a ballot at the annual meeting. If you have instructed a broker, trustee, or other nominee to vote your shares, you must follow the directions received from your broker, trustee, or other nominee to change those instructions. You may change your telephone or Internet vote as often as you wish following the procedures for telephone or Internet voting, as applicable.

Quorum; Vote Required

        A majority of the outstanding shares entitled to vote at the meeting must be present or represented by proxy at the meeting in order to have a quorum. All shares that are voted "for" or "against" any matter, votes that are "withheld" for Class I nominees, abstentions, and "broker non-votes" are counted as present for the purpose of determining a quorum. If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting. The place and date to which the annual meeting would be adjourned would be announced at the meeting, but would in no event be more than 30 days after the date of the annual meeting.

        Under the laws of New York, our state of incorporation, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Although they are considered in determining the presence of a quorum, abstentions and "broker non-votes" will not be considered "votes cast." Accordingly, they will have no effect on the outcome of the vote.

        Directors are elected by a plurality of the votes cast at the meeting (that is, the three nominees receiving the greatest number of votes cast will be elected). Votes that are "withheld" will not have an effect on the outcome of this vote. The proposals to approve an amendment to the Forest Oil Corporation 2007 Stock Incentive Plan and to ratify the appointment of Ernst & Young as our independent registered public accounting firm and any other matter that may properly come before the meeting require the affirmative vote of a majority of the votes cast at the meeting. Abstentions and "broker non-votes" will not be treated as votes cast and, therefore, will have no effect on the outcome of this vote.

        We intend to announce preliminary voting results at the meeting and publish final results in a periodic report on Form 8-K within four business days following the annual meeting of shareholders.

Other Matters

        The Board knows of no matter, other than those referred to in the notice of annual meeting and this proxy statement, which will be presented at the meeting. If any other matter is properly brought before the meeting or any of its adjournments or postponements, the persons named in the proxy will vote the proxy in accordance with their judgment on such matter.

Recommendations of the Board of Directors

        Our Board of Directors recommends a vote "FOR" the election of each of the Class I director nominees, "FOR" the approval of the amendment to the Forest Oil Corporation 2007 Stock Incentive Plan, and "FOR" the ratification of the appointment of Ernst & Young as Forest's independent registered public accounting firm for the year ending December 31, 2010.

Delivery of Documents to Security Holders Sharing an Address; Householding

        The SEC rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address, by delivering a single proxy statement and annual report to those shareholders. This method of delivery, often referred to as "householding," is meant to reduce both the amount of duplicate information that shareholders receive and printing and mailing costs. We are not householding proxy materials for our shareholders of record in connection with the annual meeting, but we have been notified that certain intermediaries may household proxy materials. If you hold your shares of our common stock beneficially through a broker or bank that has determined to household proxy materials, only one proxy statement and 2009 Annual Report to Shareholders will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary. If your household is receiving multiple copies of our proxy statement and annual report and you wish to receive only one copy of future notices or proxy materials, you should contact your bank or broker.

        We will promptly deliver to you a separate copy of the proxy statement and 2009 Annual Report to Shareholders if you so request by calling us at 303.812.1400, or by writing, in care of the Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202. You may also contact your bank or broker to make a similar request.

Access to Annual Report and Governance Documents

        We refer you to our 2009 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC. Our Annual Report on Form 10-K, including our financial statements, and any amendments and any documents incorporated by reference in our Annual Report on Form 10-K, our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and each of the committee charters will be sent to you without charge upon written request. If you would like to receive any additional information, please contact us in care of the Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202, or contact us by telephone at 303.812.1400. Alternatively, you may access the 2009 Annual Report to Shareholders and the foregoing governance documents on Forest's website at www.forestoil.com. The 2009 Annual Report to Shareholders is not considered a part of the proxy solicitation materials.

CORPORATE GOVERNANCE PRINCIPLES AND
INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Board Independence

        Our Corporate Governance Guidelines provide that a majority of our Board of Directors (the "Board") will consist of independent directors. The Board has determined that six of our directors are independent, including Messrs. Loren K. Carroll, Dod A. Fraser, James H. Lee, James D. Lightner, Patrick R. McDonald, and Raymond I. Wilcox. Mr. H. Craig Clark is not independent due to his status as President and Chief Executive Officer. Only directors who have been determined to be independent serve on our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board uses the independence standards as adopted by the New York Stock Exchange ("NYSE") and the SEC in making these determinations and, based on information provided by the members, has determined that the members of each of these committees have no material relationship with Forest (either directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with Forest) that may interfere with the exercise of their independence and meet the independence standards. The independence standards are reflected in our Corporate Governance Guidelines. In addition, the Board has elected Mr. Lightner, an independent director, to serve as our non-executive Chairman.

Board Leadership Structure and Risk Oversight

        Forest believes that its Board is best characterized as independent. As noted above, six of the Board's seven members are independent and unaffiliated, with our Chief Executive Officer being the only non-independent director. Further, although not required by our governance documents, since 2003 Forest has chosen to bifurcate the role of Chief Executive Officer and Chairman of the Board of Directors. We believe that having an independent, non-executive Chairman of the Board represents an appropriate governance practice for Forest at this time. This structure creates a separation of the day-to-day administrative and strategic planning activities of management from the Board's oversight function. This separation in turn diffuses decision-making power and fosters the need for better and more purposeful communication between management and the Board in order to achieve corporate goals that are aligned with shareholder interests.

        Our Board members have diverse backgrounds. From an educational standpoint, two of our directors have engineering backgrounds, two have geologic backgrounds, and three have economic and finance backgrounds. From a work experience standpoint, three of our directors' careers were spent primarily with independent oil and gas companies, one with finance and banking firms, one with a major oil and gas company, one with an oilfield service company, and one began his career primarily in banking and finance and has since devoted his career to consulting and investing in the domestic oil and gas industry. At the same time, all of our directors have extensive experience in the oil and gas industry. We believe that the breadth of our directors' experience, coupled with their diverse backgrounds, increases our Board's collective ability to lead Forest and to recognize and address risks to which Forest is exposed.

        As described in detail below, there are four committees of the Board of Directors: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, and the Executive Committee. At the end of each quarter, the full Board reviews and ratifies the actions that each committee took during that quarter.

        The Board of Directors and its committees play an important risk oversight role at Forest. The entire Board reviews and determines Forest's overarching business strategy, the management of its balance sheet, and each year's annual business plan and budget. The business plan and budget includes our capital expenditures plan for the year. Forest's annual business plan is also the source for most of the targets used in Forest's annual incentive compensation plan, which the Board's Compensation Committee oversees.

        The Board also reviews all acquisition and disposition transactions entered into by Forest and its subsidiaries, and all transactions with a value of $25 million or more must be approved in advance by the Board. In addition, the Board has approved and adopted a Risk Management Policy governing Forest's commodity price, interest, and foreign exchange risk management, including the allowable scope and terms of hedging contracts entered into by Forest. Any variations to the Policy's mandates must be approved in advance by the Board. In furtherance of the Board's role under the Risk Management Policy, senior management provides quarterly updates to the Board regarding Forest's existing hedges, the projected production volumes corresponding to the time periods of the hedges, and any outstanding hedging targets that senior management has developed. Senior management will communicate with the Board more frequently than through its quarterly reports if, for example, a variation to the Policy's mandates is proposed.

        In addition, the Audit Committee of the Board is specifically charged with reviewing Forest's financial risk exposures, Forest's internal oil and gas reserve estimates, and the annual audit of those estimates done by Forest's independent reserve engineers. The Audit Committee reports to the full Board regarding its review and assessment of Forest's reserve estimating processes. Further, both Forest's independent auditors and Forest's internal audit department report to the Audit Committee.

        The administration of the Board's risk oversight role does not have any direct effect on the Board's leadership structure. However, we believe that the Board's structure, its committees, and the experience and diverse backgrounds of our directors all help to ensure the integrity of Forest's risk management and oversight.

Board Structure; Committee Composition; Meetings

        As of the date of this proxy statement, our Board has seven members and the following four standing committees: (1) Audit Committee; (2) Compensation Committee; (3) Executive Committee; and (4) Nominating and Corporate Governance Committee. The membership and function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. During 2009, the Board held nine meetings. Each director attended at least 75% of the aggregate of all meetings of the Board and the standing committees on which he served during 2009. Directors are encouraged to attend the annual meeting of shareholders. All of the directors then on the Board attended the 2009 annual meeting of shareholders. The following table identifies the members of the Board, the standing committees of the Board on which they serve, and the Chairman of each committee as of the date of this proxy statement.

Name of Director	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee

Independent Directors:
Loren K. Carroll		X		Chair
Dod A. Fraser(1)	Chair			X
James H. Lee	X		X
James D. Lightner(2)			Chair	X
Patrick R. McDonald	X	Chair
Raymond I. Wilcox		X		X
Employee Director:
H. Craig Clark			X
Number of Meetings held in 2009	8	5	0	5

(1)
The Board has determined that Mr. Fraser is an "audit committee financial expert" as defined under the applicable SEC rules.

(2)
Mr. Lightner serves as non-executive Chairman of the Board.

        Audit Committee.    The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Forest's financial statements, Forest's compliance with legal and regulatory requirements, the independence and qualifications of Forest's independent registered public accounting firm, and the performance of Forest's internal audit function and independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance, and receive appropriate funding, from Forest for outside legal counsel, or other advisers as the Audit Committee deems necessary, to carry out its duties. As set forth in the Corporate Governance Guidelines, no member of the Audit Committee may serve on more than three audit committees of public companies, including the Audit Committee of Forest. Among other things, the Audit Committee: appoints and determines the compensation of our independent registered public accounting firm; pre-approves audit services and non-audit services by our independent registered public accounting firm; reviews the scope of, process for, and results of the annual independent audit engagement; reviews and discusses with management and the independent registered public accounting firm our annual and quarterly financial statements; reviews with management our major financial risk exposures; reviews major changes, if any, to our accounting principles and practices; reviews our disclosure controls and procedures, internal controls and internal audit function, which reports to the Audit Committee, and reviews the significant reports prepared by our internal auditors; consults with the independent registered public accounting firm regarding internal control matters and the procedures for our financial reporting processes; approves the selection of our independent petroleum engineers; meets with management and our independent petroleum engineers to review the estimates of our oil and gas reserves; establishes and maintains procedures for the receipt, retention, and treatment of complaints concerning financial matters; prepares an annual report for inclusion in our proxy statement; and annually reviews and reassesses the Audit Committee charter. The Audit Committee consults separately and jointly with the independent registered public accounting firm, persons responsible for internal audit, and management. The Audit Committee also meets separately with our independent petroleum engineers to review our reserve estimates and the methodologies used in preparing these estimates. The report of the Audit Committee is included in this proxy statement under the caption "Report of the Audit Committee." The Audit Committee charter is available on our website at www.forestoil.com.

        Compensation Committee.    The Compensation Committee discharges the Board's responsibilities relating to compensation of Forest's executive officers and directors, establishes Forest's overall compensation philosophy, reviews and discusses with management the disclosures under the caption "Compensation Discussion and Analysis" for inclusion in the annual proxy statement, prepares an annual Compensation Committee report, and retains and approves the compensation of any compensation and benefits consultants. The principal functions of the Compensation Committee include: reviewing the compensation strategies and programs for the officers and other Forest employees; determining the individual elements and compensation of the President and Chief Executive Officer; reviewing and approving the corporate goals and objectives relevant to executive officer compensation; evaluating the performance of executive officers (either as a committee or with the other independent directors); and determining the components and total compensation of these officers in accordance with the corporate goals and objectives. The Compensation Committee also administers and determines awards under our restricted stock and stock option, bonus, and other incentive programs, and oversees our other compensation and benefit plans. The report of the Compensation Committee is included in this proxy statement under the caption "Compensation Committee Report." The Compensation Committee charter is available on our website at www.forestoil.com.

        Executive Committee.    The Executive Committee, between meetings of the Board, exercises the powers of our Board, except as prohibited by law. From time to time, the Board delegates responsibility for specific matters to the Executive Committee.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee assists the Board in fulfilling its responsibilities by taking a leadership role in shaping the governance structure of Forest. The Nominating and Corporate Governance Committee oversees Forest's corporate governance principles and recommends candidates to be nominated for election to the Board. The Nominating and Corporate Governance Committee identifies qualified candidates and makes recommendations to the Board for selection of the candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting. The Nominating and Corporate Governance Committee will consider other candidates, provided they are presented in accordance with the requirements of Forest's Bylaws or with the procedures outlined below, under the caption "Consideration of Director Nominees—Shareholder Nominees." The Committee also reviews and assists with the structure and composition of other Board committees. The Nominating and Corporate Governance Committee is also responsible for overseeing the evaluation of the Board and the executive officers, and reviewing on an annual basis, non-employee director compensation and recommending any changes to the Board. The Nominating and Corporate Governance Committee has authority, as it deems appropriate, to retain search firms to identify director candidates and approve their compensation. The Nominating and Corporate Governance Committee charter is available on our website at www.forestoil.com.

        Non-Executive Chairman.    Mr. Lightner serves as Forest's non-executive Chairman of the Board and presides at all meetings of the Board. The Corporate Governance Guidelines provide for a non-executive independent Presiding Director in the event that the Chairman of the Board also holds the position of Chief Executive Officer.

Consideration of Director Nominees

        Director Qualifications.    Our Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee for a position on the Board. The Corporate Governance Guidelines state that the Board considers director candidates diverse in gender, ethnic background, and professional experience. However, no formal diversity policy exists, and the ultimate goal of the Guidelines for director qualifications is to select individuals for Board service having sufficiently broad skills and characteristics that taken together will assure a strong Board with wide-ranging experience and expertise in the oil and gas business and in corporate governance. All director candidates must possess the following personal characteristics and qualifications: integrity and accountability; informed judgment; financial literacy; mature confidence; and high performance standards. In addition, the Board looks for recognized achievement and reputation, an ability to contribute to specific aspects of Forest's activities, and the willingness to commit the time and effort required, including attendance at all Board meetings and committee meetings of which he or she is a member. Please see 'PROPOSAL NO. 1—ELECTION OF DIRECTORS" below for a discussion of the specific experience, qualifications, attributes and skills of each director considered in determining whether such person should serve on our Board.

        The Corporate Governance Guidelines also contain standards with respect to the determination of director independence, and the Nominating and Corporate Governance Committee considers the independence standards as part of its process. In accordance with these standards, a director must have no material relationship with Forest, other than as a director, to be considered independent. The standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with us or our independent registered public accounting firm.

        Identifying and Evaluating Nominees for Directors.    The Nominating and Corporate Governance Committee is responsible for leading the search for individuals meeting the characteristics and qualifications to serve on the Board as set forth in the Corporate Governance Guidelines. In reviewing candidates, emphasis is given to educational backgrounds, professional experience, and expertise. The Nominating and Corporate Governance Committee will evaluate candidates for nomination to the Board, including candidates recommended by shareholders, and will conduct appropriate inquiries into the backgrounds and qualifications of possible candidates. The Nominating and Corporate Governance Committee may retain outside consultants to assist in identifying director candidates in its sole discretion, but it did not engage any outside consultants in connection with selecting the nominees for election at the 2010 annual meeting. The Nominating and Corporate Governance Committee is responsible for recommending to the Board director nominees to be presented for election at meetings of the shareholders or of the Board. Shareholders may recommend possible director nominees for consideration by the Nominating and Corporate Governance Committee as indicated below. Shareholders may also nominate candidates for election to the Board at the annual meeting of shareholders by following the provisions set forth in Forest's Bylaws. The Corporate Governance Guidelines include the qualifications and skills required for directors and are available on Forest's website at www.forestoil.com.

        The Nominating and Corporate Governance Committee recommended to the full Board that Messrs. Carroll and McDonald be nominated to stand for re-election as Class I directors. In addition, the Nominating and Corporate Governance Committee recommended to the full Board that Mr. Wilcox—who was elected by the Board in August 2009 to fill a newly created directorship—stand for election by the shareholders at the 2010 annual meeting as required by Section 705 of the New York Business Corporation Law. Mr. Wilcox will also stand for election as a Class I director.

        Shareholder Nominees.    The Nominating and Corporate Governance Committee will consider all properly submitted shareholder recommendations of candidates for election to the Board as described above. In evaluating the recommendations of shareholders for director nominees, as with all other possible director nominees, the Nominating and Corporate Governance Committee will address the director qualification criteria described above. Any shareholder recommendations for director nominees should include the candidate's name and qualifications, as well as the shareholder's name, and should be sent in writing to Forest, in care of the Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202, or faxed to 303.812.1445.

        Our Bylaws permit shareholders to nominate candidates for election to the Board at an annual meeting of shareholders. In order to nominate candidates, Forest's Bylaws provide that the proposal must be submitted in writing, in advance of the next annual meeting, in accordance with the deadlines established in the Bylaws. The nomination process is described below, under the caption "SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING."

Compensation Committee Interlocks and Insider Participation

        During 2009, the Compensation Committee consisted of the following independent directors: Loren K. Carroll; James D. Lightner, who served on the committee until August 19, 2009; Patrick R. McDonald; and Raymond I. Wilcox, who was appointed as a member of the Compensation Committee on August 19, 2009. No member of the Compensation Committee is now, or at any time since the beginning of 2009 has been, employed by or served as an officer of Forest or any of its subsidiaries or had any relationships requiring disclosure with Forest or any of its subsidiaries. None of Forest's executive officers are now, or at any time have been since the beginning of 2009, a member of the compensation committee or board of directors of another entity, one of whose executive officers has been a member of Forest's Board or Compensation Committee.

Executive Sessions; Non-Executive Chairman

        The Board holds executive sessions in connection with each regular meeting of the Board outside the presence of the Chief Executive Officer or any other management directors. The Chairman of the Board (or in the event that the Chairman also holds the position of Chief Executive Officer, the Presiding Director) leads the executive sessions. Our Board has elected an independent director to serve as Chairman of the Board. As described below, under the heading "PROPOSAL NO. 1—ELECTION OF DIRECTORS," James D. Lightner currently serves as Chairman of the Board.

Communications with the Board

        Shareholders and other interested parties may communicate with the Board by contacting the Chairman of the Board (or in the event that the Chairman also holds the position of Chief Executive Officer, the Presiding Director), in writing, in care of the Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202. The Secretary will forward all correspondence to the Chairman, except junk mail, surveys, job inquiries, solicitations, patently offensive material, and otherwise inappropriate material. If any shareholder or third party has a complaint or concern regarding accounting, internal accounting controls, or auditing matters at Forest, they should send their complaint in writing to the Chairman of the Audit Committee in care of the Secretary at the address noted above.

 Corporate Governance Guidelines and Code of Business Conduct

        Forest is committed to adhering to sound corporate governance principles. Forest has adopted codes of ethics and conduct for the directors and for the officers and employees, known as the Code of Business Conduct and Ethics for Members of the Board and the Proper Business Practices Policy, respectively. Forest has also adopted Corporate Governance Guidelines, which, in conjunction with the Certificate of Incorporation, Bylaws, and Board committee charters, form the governance framework for Forest. The Corporate Governance Guidelines are reviewed annually by the Nominating and Corporate Governance Committee. Each of the codes of ethics and conduct, the Corporate Governance Guidelines, and the Audit, Compensation and Nominating and Corporate Governance Committee charters, is available on Forest's website at www.forestoil.com, and copies may be obtained free of charge by contacting the Secretary of Forest. We also post on our website amendments to these policies and promptly disclose any waivers from these policies for our principal executive, financial, and accounting officers.

Director Indemnification and Insurance

        Forest's Restated Certificate of Incorporation limits the personal liability of our directors to the fullest extent permitted by the New York Business Corporation Law, as currently formulated or as it might be revised in the future. The Restated Certificate of Incorporation provides that a director will not be liable for damages for any breach of duty unless it is finally established that (a) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (b) the director personally gained a financial profit or other advantages to which he was not legally entitled, or (c) the director's acts violated Section 719 of the Business Corporation Law, which provides that directors who vote for, or concur in, certain types of corporate action proscribed by the Business Corporation Law will be jointly and severally liable for any injury resulting from such action.

        Forest carries Directors and Officers Liability coverage designed to insure the directors and officers of Forest and its subsidiaries against certain liabilities incurred by them in the performance of their duties. The coverage is also designed to provide reimbursement in certain cases to Forest and its subsidiaries for sums paid by them to directors and officers as indemnification for similar liability. This coverage was originally purchased by Forest on May 24, 1978, and was most recently renewed on August 7, 2009, for a period of one year. The current program is led by the Arch Insurance Company. We paid aggregate premiums of $965,928 for this insurance during 2009. Forest has not suffered a loss and no payments have been made to Forest or its subsidiaries or to any of their directors or officers under these policies.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Forest's Bylaws provide that the members of the Board shall be divided into three classes, Class I, Class II, and Class III, whose terms of office expire at different times in annual succession. Our Bylaws allow the Board to establish the number of directors from time to time by resolution passed by a majority of the whole Board, provided that the number of directors shall not be less than six or more than 15. Currently, our Board has seven members.

        Generally, each class of directors is elected for a term expiring at the annual meeting of shareholders to be held three years after the date of their election. The Class I directors were elected at the 2007 annual meeting of shareholders. The terms of the Class I directors will expire at the 2010 annual meeting of shareholders. Based on recommendations from the Nominating and Corporate Governance Committee, the Board has nominated three individuals for election as Class I directors, including Messrs. Carroll and McDonald, who have been nominated to stand for re-election as Class I directors, and Mr. Wilcox, who was elected by the Board in August 2009 to fill a newly created directorship. The Class I director nominees will be elected for a three year term, to hold such office until our 2013 annual meeting of shareholders and until their successor is elected and qualified or until their earlier resignation or removal. Information regarding the business experience of each of the nominees is provided below.

        The Nominating and Corporate Governance Committee and the Board of Directors have evaluated the specific experience, qualifications, attributes, and skills of each nominee and director to determine that such person should serve as a director of Forest at this time. In doing so, the Nominating and Corporate Governance Committee and the Board focused primarily on the credentials described in the biographical information set forth below for each nominee or director. Particular consideration was given to the many years of experience in the oil and gas exploration and production industry or related industries of each nominee and director. The Nominating and Corporate Governance Committee and the Board believe that such experience is vital in order to quickly identify, understand, and address new trends, challenges, and opportunities for Forest.

        The Nominating and Corporate Governance Committee and the Board also identified the knowledge and understanding of corporate governance issues developed by Messrs. Carroll, Fraser, Lee, Lightner, and McDonald from years of service on corporate boards. In addition, with regard to Messrs. Carroll, Fraser, Lee, and McDonald, the Nominating and Corporate Governance Committee and the Board considered their extensive knowledge of corporate finance and accounting. For Mr. Fraser, consideration was given to his experience in public, private debt and equity markets and bank markets as well as his experience in mergers and acquisitions, and the valuable resource this experience provides the Board in its risk oversight function. For Mr. Lee, consideration was given to his education and work experience in finance as well as his twenty-five years experience consulting and investing in the domestic oil and gas industry including exploration and producing property acquisitions and divestitures. Regarding Mr. Carroll, the Nominating and Corporate Governance Committee and the Board considered the knowledge he brings with respect to the oilfield services industry, including insight into that industry's trends, service and equipment availability, and costs. For Mr. Lightner, the Nominating and Corporate Governance Committee and the Board identified his geologic training and his many years of experience in forming, operating, and managing both private and public oil and gas companies. The Nominating and Corporate Governance Committee and the Board also identified Mr. McDonald's geologic training and his extensive knowledge and experience with exploration and production companies with operations focused mainly in the U.S. and Canada, Forest's primary operating areas. For Mr. Wilcox, consideration was given to his engineering training and his years of experience managing major integrated exploration and production companies, both domestic and overseas. Mr. Clark's engineering training and his experience in and understanding of virtually every functional area of oilfield operations, including engineering, exploration, production, and marketing, also were considered by the Nominating and Corporate Governance Committee and the Board, as was the in-depth knowledge of Forest's business he has developed during his years of service as its Chief Executive Officer and previously as its Chief Operating Officer.

        Each nominee has indicated that he will be available to serve as a director. In the event any nominee should become unavailable to serve as a director, any shares represented by a proxy will be voted for the remaining nominee and for any substitute nominee designated by the Board.

        The proxy holders, who have been so designated by the Board, will vote "FOR" the election of each of the three Class I nominees unless otherwise instructed in the proxy.

        Information concerning the director nominees and each of our other directors who will hold office following the annual meeting, is set forth below:

Class I Nominees—Terms Expiring at the Annual Meeting of Shareholders in 2013

        Loren K. Carroll, age 66, has been a director since 2006. Mr. Carroll served as President and Chief Executive Officer of M-I SWACO, a supplier of drilling and completion fluids and waste management products and services owned 60% by Smith International, Inc., and as Executive Vice President of Smith International, Inc., a supplier of products and services to the oil and gas, petrochemical, and other industrial markets from March 1994 until his retirement in April 2006. He initially joined Smith

International in December 1984, and was serving as Executive Vice President and Chief Financial Officer when he left in 1989 and returned in October 1992. Mr. Carroll is a director of Smith International, Inc., Fleetwood Enterprises, Inc., a producer of recreational vehicles and manufactured homes, CGG-Veritas, a geophysical services and equipment company, and KBR, Inc., an engineering and construction company. Mr. Carroll is a member of our Compensation Committee and is Chairman of the Nominating and Corporate Governance Committee. Mr. Carroll graduated from California State University at Long Beach with a bachelor of science degree in accounting.

        Patrick R. McDonald, age 52, has been a director since 2004. Mr. McDonald has served as Chief Executive Officer, President and Director of Nytis Exploration Company, an oil and gas exploration company, since April 2003. From 1998 to 2003, Mr. McDonald served as President, Chief Executive Officer, and Director of Carbon Energy Corporation, an oil and gas exploration and production company. From 1987 to 1997 Mr. McDonald served as Chief Executive Officer, President and Director of Interenergy Corporation, a natural gas gathering, processing, and marketing company. Prior to that he worked as an exploration geologist with Texaco International Exploration Company where he was responsible for oil and gas exploration efforts in the Middle East and Far East. Mr. McDonald is a member of our Audit Committee and serves as Chairman of the Compensation Committee. He is a Certified Petroleum Geologist and is a member of the American Association of Petroleum Geologists. Mr. McDonald received a bachelor of science degree in geology and economics from Ohio Wesleyan University and an MBA in finance from New York University.

        Raymond. I. Wilcox, age 64, has been a director since 2009. Mr. Wilcox served as President and Chief Executive Officer of Chevron Phillips Chemical Company LLC, producers of olefins and polyolefins, aromatics, alpha olefins, styrenics and specialty chemicals, from April 2006 until his retirement in March 2008. From 2002 until 2006, Mr. Wilcox served as Vice President of Chevron Corporation, a worldwide integrated energy company, and President of Chevron North America Exploration and Production Company, an oil and gas exploration and production company. Mr. Wilcox joined Chevron in 1968 and his career covered responsibilities in the upstream, midstream and chemical segments, and included activities in North America, Indonesia, Australia, Kazakhstan, the Far East, the Middle East and Africa. Mr. Wilcox previously served as a director of Dynegy, Inc. from June 2003 until March 2006. Mr. Wilcox is a member of our Nominating and Corporate Governance Committee and our Compensation Committee. He graduated from the University of Michigan with a bachelor of science degree in mechanical engineering.

Vote Required

        A plurality of the votes cast is required to elect the Class I nominees as directors.

        THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE CLASS I NOMINEES SET FORTH ABOVE.

 CONTINUING MEMBERS OF THE BOARD:

Class II Directors—Terms Expiring at the Annual Meeting of Shareholders in 2011

        H. Craig Clark, age 53, has served as our President and Chief Executive Officer and as a director of Forest since July 2003. Mr. Clark joined Forest in September 2001 and served as President and Chief Operating Officer through July 2003. Mr. Clark was employed by Apache Corporation, an oil and gas exploration and production company, from 1989 to 2001, where he served in various management positions including Executive Vice President—U.S. Operations and Chairman and Chief Executive Officer of Pro Energy, an affiliate of Apache. Mr. Clark is a member of our Executive Committee. Mr. Clark graduated from Texas A&M University with a bachelor of science degree in engineering.

        James H. Lee, age 61, has been a director since 1991. Mr. Lee has served as the Managing General Partner of Lee, Hite & Wisda Ltd., an oil and gas consulting and exploration firm, since 1984. Mr. Lee has been a director of Frontier Oil Corporation, a crude oil refining and wholesale marketing company, since 2000. He is a member of our Audit Committee and our Executive Committee. Mr. Lee graduated from Stanford University with a bachelor of arts degree in economics and from The Harvard Graduate School of Business Administration with an MBA.

Class III Directors—Terms Expiring at the Annual Meeting of Shareholders in 2012

        Dod A. Fraser, age 59, has been a director since 2000. Mr. Fraser is President of Sackett Partners Incorporated, a consulting company, and member of corporate boards, since 2000. Previously, Mr. Fraser was an investment banker, a General Partner of Lazard Freres & Co. and, most recently, Managing Director and Group Executive of Chase Manhattan Bank, now JP Morgan Chase, where he led the global oil and gas group. Mr. Fraser is a board member of Smith International, Inc., an oilfield service company, Terra Industries, Inc., a nitrogen-based fertilizer company, and Acergy S.A., a sub-sea engineering and contracting company. Mr. Fraser serves as Chairman of our Audit Committee and is a member of our Nominating and Corporate Governance Committee. Mr. Fraser graduated from Princeton University with a bachelor of arts degree.

        James D. Lightner, age 57, has been a director since 2004 and has served as our non-executive Chairman of the Board since May 2008. Mr. Lightner is Chief Executive Officer of Beacon E&P Company, an oil and gas exploration company, since its inception in 2009. Mr. Lightner was a Partner and Chief Executive Officer of Orion Energy Partners, an oil and gas exploration and production company, from its inception in August 2004 until its winding down in 2009. From 1999 to 2004, Mr. Lightner served in various capacities with Tom Brown, Inc., an oil and gas exploration and production company, including director, Chairman, Chief Executive Officer and President, until its sale to EnCana Oil & Gas (USA) Inc. in 2004. Prior to 1999, he served as Vice President and General Manager of EOG Resources, Inc., a publicly traded oil and gas exploration and production company. Mr. Lightner had been a director since November 2004 of W-H Energy Services Inc., an oil field services company, until its sale in July 2008. Mr. Lightner serves as Chairman of our Executive Committee and as a member of our Nominating and Corporate Governance Committee. Mr. Lightner received a bachelor of science degree in geology from Southern Illinois University, and a master of science degree in geology from the Australian National University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  What are the objectives of Forest's compensation program?

        Forest's compensation program is administered by the Compensation Committee of Forest's Board of Directors (the "Compensation Committee"). The objectives of Forest's compensation program are to keep compensation consistent with Forest's strategic business and financial objectives and competitive within the oil and gas industry and to enable Forest to attract, motivate, and retain executive personnel as the Compensation Committee deems necessary to maximize return to shareholders.

  What is the compensation program designed to reward?

        Ultimately, Forest's compensation program is designed to encourage behavior and performance among Forest's key employees, including its named executive officers, that the Compensation Committee believes are in the best interest of Forest's shareholders. During 2009, the incentive portion of the compensation program was designed to reward positive annual performance with respect to (i) production, (ii) rate-of-return on capital investments, (iii) business unit or corporate department performance objectives, (iv) cash cost per unit of production, and (v) total shareholder return relative to a peer group of competitor companies. As we indicated in the Compensation Discussion and Analysis in our 2009 annual proxy statement, given the worldwide economy and the downturn in the oil and gas industry during 2009, the incentive portion of the compensation program was much less focused on acquisitions than was the case in prior years and more on cost control and increasing efficiencies throughout the Forest organization.

        The compensation program is also structured so as to provide each executive officer and key employee with a competitive income, to incentivize outstanding individual performance, to create meaningful incentive for this group of employees to remain at Forest and not be unreasonably susceptible to recruiting efforts by competitors of Forest, and to align the interests of this group of employees with those of Forest's shareholders. Although the overall competitive atmosphere somewhat lessened as a result of the current downturn, the Compensation Committee believes that Forest's competitors (both public and private) remain very interested in recruiting high quality senior executives. Forest has been forced to address efforts by competitors to persuade Forest employees to leave Forest in favor of positions elsewhere, and in fact Forest's former chief financial officer left Forest in December 2009 to work in the private equity arena of the oil and gas industry. In that regard, Forest's compensation program and the magnitude of its specific components reflect the competitive nature of the oil and gas industry. Further, although the principles described above apply to all key employees and the design of the compensation program, the Compensation Committee also intends that outstanding individual performance by executive officers and key employees be rewarded.

  What is each element of compensation?

        Forest's compensation program, in which all employees participate, currently consists of three primary components: an annual base salary, an annual incentive bonus, and periodic grants of longer-term stock options, restricted stock, or phantom stock units. Further, all U.S. employees participate in Forest's Retirement Savings Plan ("401(k) Plan"), and Forest also allows its executive officers to participate in an executive deferred compensation plan; both plans contain employer-matching provisions. All employees may also participate in the employee stock purchase plan wherein Forest common stock may be purchased at a discount within limits established by the Internal Revenue Service. Forest's executive officers participate in other benefit plans that are provided to all employees, and the officers are also reimbursed for the costs associated with tax-preparation and an annual extensive physical examination. Forest does not have employment agreements with its executive officers, but it does have severance agreements with them that provide for benefits in the event of certain defined involuntary terminations.

        The amount of base salary and annual incentive bonus awarded to Forest's named executive officers for 2009 are stated in the "Summary Compensation Table" on page 26. The restricted stock awards made to the named executive officers in 2009 are shown in the "2009 Grants of Plan-Based Awards" table on page 27. Information for each of the named executive officers regarding Forest's employer contribution to the 401(k) Plan and executive deferred compensation plans are described in the Summary Compensation Table and in the Nonqualified Deferred Compensation table on page 32. The remaining limited perquisites provided to the named executive officers are described in the Summary Compensation Table and the footnotes thereto.

  Why does Forest choose to pay each element?

        The purpose of base salary is to create cash compensation for executive officers that is competitive in the industry and will enable Forest to attract, motivate, and retain capable executives. Forest chooses to pay annual incentive bonuses to ensure focus on and reward the achievement of key objectives because it believes that the satisfaction of the goals of its annual incentive plan, which satisfaction triggers the right to and determines the amount of the bonuses, furthers the interests of Forest's shareholders. The purpose of Forest's long-term incentives (i.e., restricted stock, phantom stock units, and stock options) is to reward individual performance, align the executive officers' compensation with their contribution to the success of Forest in creating shareholder value, tie their long-term economic interest directly to those of Forest's shareholders, and provide a retentive effect on the executive officers. Restricted stock and stock options also allow executive officers to have equity ownership in Forest in addition to their direct purchases of Forest stock and to share in the appreciation in value of Forest's stock over time. The annual incentive bonus and restricted stock, phantom stock unit, and option programs cover all employees.

        Forest's 401(k) Plan is designed to encourage all employees, including the named executive officers, to save for the future. Because of their higher compensation levels, the named executive officers are generally prevented from receiving what would otherwise be their full employer-match under the 401(k) Plan. Once the maximum Forest match allowable under the 401(k) Plan has been made, the remainder of the match is contributed on behalf of the officer to the executive deferred compensation plan (if the executive elected to participate in the latter plan). Forest also reimburses the named executive officers for tax-preparation and estate or financial planning expenses and the cost of an annual extensive physical examination. Such benefits are common for executive officers in our industry and in industry in general. They increase the competitiveness of the total compensation package, save the executive officer's time spent on the important but time-consuming activities associated with tax preparation and estate or financial planning, and aid in retaining these key individuals.

        Finally, Forest believes that its severance agreements with the named executive officers promote stability and continuity among the officers, particularly if the situation arises where Forest is actively being considered as an acquisition target. This goal is further served through the severance agreements that Forest enters into with key non-officer employees and through Forest's general severance plan, which applies to all other employees.

  How does Forest determine the amount (and, where applicable, the formula) for each element?

        Base salary.    The Compensation Committee has historically reviewed the base salaries of Forest's executive officers on roughly a one-year basis. At its regular meeting in February 2009, the Compensation Committee reviewed and increased the base salary of David Keyte, Forest's former Executive Vice President and Chief Financial Officer, and of Michael Kennedy, who at the time was Vice President, Corporate Finance and Treasurer and who later became Executive Vice President and Chief Financial Officer. At its regular meeting in May 2009, the Compensation Committee reviewed and increased the base salary of Victor Wind, who at the time was Corporate Controller and who later became Senior Vice President, Chief Accounting Officer and Corporate Controller. At its regular meeting in August 2009, the Compensation Committee determined to freeze executive salaries in light of the continued downturn in the U.S. economy and in the oil and gas industry in particular. That freeze has remained in place to the present date except with respect to promotions, which included Mr. Kennedy's promotion to Executive Vice President and Chief Financial Officer and Mr. Wind's promotion to Senior Vice President, Chief Accounting Officer and Corporate Controller on December 1, 2009.

        When considering the adjustments to the base salaries of executive officers that were implemented before the salary freeze and the adjustment to Mr. Kennedy's and Mr. Wind's base salaries at the time of their December 1, 2009 promotions, the Compensation Committee reviewed and discussed data on salaries in the oil and gas industry for 2009, with specific focus on salaries among Forest's peer group of companies (described below). The Compensation Committee engaged Hewitt Associates in 2009 to review and provide advice regarding the compensation of Forest's executive officers. (Forest did not use Hewitt Associates for any other services during 2009.) Hewitt was directed to review and compare Forest's compensation policies and practices for competitiveness in the oil and gas exploration and production industry, and to highlight any extraordinary or potentially problematic issues discovered as part of its review. Hewitt opined that Forest's policies and practices were competitive overall, albeit conservative in comparison to some companies' policies and practices, and Hewitt did not identify any extraordinary or problematic issues. Hewitt was not asked in 2009 to assist in the design or implementation of compensation policies or practices.

        In analyzing the base salaries of Forest's executive officers, the Compensation Committee used industry surveys provided by Hewitt Associates and Towers Perrin, along with data gathered by Forest's Vice President, Human Resources, including data regarding Forest's peer companies. With respect to the available data, the Compensation Committee generally tried to set the base salary of Forest's executive officers at or near the 50th percentile of salaries of comparable executive officers at Forest's peer group of companies. Assuming the accuracy of Forest's compensation data and industry surveys, in 2009 Mr. Clark's base salary, which was not adjusted during 2009, was approximately at the 50th percentile of base salaries for chief executive officers at the peer companies; Mr. Keyte's base salary was approximately at the 60th percentile of base salaries for chief financial officers; Mr. Kennedy's base salary, after his December 1, 2009 promotion, was approximately at the 35th percentile of base salaries for chief financial officers; Mr. Ridens' base salary, which was not adjusted during 2009, was approximately at the 40th percentile of base salaries for chief operating officers; Mr. Marter's base salary, which was not adjusted during 2009, was approximately at the 60th percentile of base salaries for chief legal officers; and Mr. Wind's base salary, after his December 1, 2009 promotion, was approximately at the 65th percentile of base salaries for chief accounting officers.

        The Compensation Committee also reviewed with Mr. Clark the responsibilities and performance of each of the executives for whom salary increases in 2009 were considered. The salary increases approved in 2009 were based on the Compensation Committee's decision that the executive officers' individual performances, corporate performance, industry inflation, and the competitive aspects of the oil and gas industry justified the increases. Specifically, with respect to Mr. Keyte, the Compensation Committee considered his continued ability to manage successfully all financial aspects of Forest and his efforts in developing and implementing steps needed to strengthen Forest's balance sheet during the financial crisis and the downturn in the oil and gas industry; those steps included the high-yield debt offering that Forest completed in February 2009 and the equity offering that Forest completed in May 2009. With respect to Mr. Kennedy, the Compensation Committee considered his efforts with respect to the high-yield debt and equity offerings in 2009 and the asset divestitures late in the year, his oversight and coordination of Forest's bank credit facilities, and the need to maintain his salary at a competitive level, particularly after his promotion in December 2009. With respect to Mr. Wind, the Compensation Committee considered his continued ability to manage successfully Forest's entire accounting department and to oversee Forest's financial reporting, his heightened efforts with respect to the financial reporting required for the high-yield debt and equity offerings in 2009, and the need to maintain his salary at a competitive level, particularly after his promotion in December 2009.

        In addition, in executive session at each of its regular meetings during 2009, the full Board reviewed and discussed the performance of Forest's entire senior management team.

        Annual Incentive Bonus.    The annual incentive bonuses for fiscal 2009 were awarded under the terms of Forest's Annual Incentive Plan for 2009 (the "2009 AIP"), which was adopted by the Compensation Committee. The 2009 AIP was filed with the SEC on May 13, 2009. In general terms, the 2009 AIP was designed to meet the following objectives:

  •
  provide an annual incentive plan framework that was performance-driven and focused on objectives that were critical to Forest's success in 2009;

  •
  offer competitive cash compensation opportunities to all employees; and

  •
  incentivize and reward outstanding achievement.

        The 2009 AIP provided for annual incentive awards determined primarily on the basis of Forest's results under specified performance measures. The framework of the 2009 AIP was similar to annual incentive plans utilized by Forest in the past. Each year, the Compensation Committee establishes the threshold, target, and outstanding (or maximum) performance levels for each performance measure and its appropriate weighting. These performance measures and their weighting are reviewed annually in light of changing Forest priorities and strategic objectives. The awards under the 2009 AIP were based upon the success of business units and corporate staff of Forest in achieving the objectives established by the Compensation Committee and included in the plan. These goals, stated in terms of the specific performance measures, were derived in part from Forest's 2009 business plan. The Compensation Committee also maintains discretion to adjust awards up or down to account for corporate achievements and results during the year that are not captured in the performance measures.

        For 2009, performance measures were established for (i) production, (ii) rate-of-return on capital investments, (iii) business unit or corporate department performance objectives, (iv) cash cost per unit of production (Mcfe), and (v) total shareholder return. With the exception of total shareholder return, for each executive officer, the performance measures were tied to that officer's business unit. If the officer worked in the corporate group, the performance measures were tied to Forest as a whole, with the exception of the corporate department performance objectives, which were tied to that officer's department.

        Cash cost per Mcfe was defined as the sum of direct operating expense and expensed workovers, but excluding ad valorem taxes, transportation expense, allocated G&A expense for the applicable business unit, and total company-wide expensed G&A costs, divided by the business unit's total net production for the year. Production was defined under the 2009 AIP as total net production, excluding royalty and other burdens; provided that adjustments would be made for increased capital spending, acquisitions, and divestitures. Rate-of-return on capital investments was defined as the pre-tax rate of return on all capital spent during the year, including drilling projects, acquisitions, recompletions, leaseholds, seismic, and capitalized general and administrative ("G&A") costs, while taking into account all revisions to proved reserves made during the year. More specifically, rate of return on capital projects is estimated by using actual oil and gas production volumes, lease operating costs, future capital expenses, and oil and gas prices to date, in conjunction with forecasts of each of those components for the remaining life of the project. The business unit and department performance objectives were individual objectives, designed specifically for each business unit and corporate department, that the Compensation Committee and Mr. Clark determined would advance Forest's interests in a meaningful fashion during 2009 and were reasonably measurable; the objectives included, e.g., completing technical field studies, lowering finding and development costs, improving midstream infrastructure options, and completing defined divestiture efforts.

        Total shareholder return was defined as the percentage increase in the trading price of Forest common stock that occurred from the last trading day in December 2008 to the last trading day in December 2009, and the measure is judged in relation to a peer group of companies. The Compensation Committee is responsible for selecting Forest's peer group of companies. The Committee tries to select non-integrated, oil and gas production companies that closely resemble Forest in terms of market capitalization, revenues, geographic focus, employee count, and operational challenges. The Committee determined that the nine peer companies selected for the 2008 AIP should be changed for the 2009 AIP, by deleting Whiting Petroleum Corporation and Encore Acquisition Company and substituting in their place Range Resources Corporation and Cabot Oil & Gas Corporation. This change was designed to reflect a peer group that was more similar to Forest in terms of a focus on unconventional plays involving natural gas (rather than a focus on, e.g., secondary or tertiary recovery of crude oil). The peer group of companies that the Compensation Committee chose to consider during 2009 consists of the following:

  1.
  Newfield Exploration Company

  2.
  Pioneer Natural Resources Company

  3.
  St. Mary's Land & Exploration Company

  4.
  EXCO Resources, Inc.

  5.
  Plains Exploration & Production Company

  6.
  Petrohawk Energy Corporation

  7.
  Cimarex Energy Co.

  8.
  Range Resources Corporation

  9.
  Cabot Oil & Gas Company

        Each participant in the 2009 AIP had a target bonus expressed as a percentage of his or her base salary. The Compensation Committee determined not to change the target bonus percentage for each named executive officer from what the percentage had been in 2008, except that the target bonus percentages for Mr. Kennedy and Mr. Wind were increased to reflect their promotions to Executive Vice President and Chief Financial Officer and to Senior Vice President, Chief Accounting Officer and Corporate Controller, respectively. For the named executive officers, the target percentages were as follows: (i) Mr. Clark—100%, (ii) Mr. Kennedy—75%, (iii) Mr. Ridens—75%, (iv) Mr. Marter—60%, and (v) Mr. Wind—60%. The total expected pool under the 2009 AIP is equal to the sum of the target bonuses for each of the participants in the plan. However, as described below, the final size of the pool could be lower or higher than the expected amount and was dependent on the extent to which Forest and its business units satisfied the 2009 performance measures.

        With respect to each of the five performance measures under the 2009 AIP, the Compensation Committee determined a "threshold," "target," and "outstanding" (or maximum) performance level. The "threshold" level is equal to 25% of the target level and is the level at which payout under the 2009 AIP begins for the applicable performance measure. If the actual performance level for a measure is below the threshold level, no payout will occur with respect to that measure. The "target" level is that at which 100% of the expected payout for the applicable performance measure will occur. Where applicable, the target levels for the 2009 AIP performance measures correlated with production and cost projections contained in Forest's 2009 business plan. The "outstanding" level is that at which 200% of the expected payout for the applicable performance measure will occur. The maximum total bonus pool achievable under the 2009 AIP is limited to 200% of target.

        Actual performance that falls somewhere between the threshold and target levels or between the target and outstanding levels is rewarded in direct proportion to where it falls relative to the three performance level benchmarks. For example, actual performance that is higher than the target level, and reaches 20% of the difference between the target level and the outstanding level, would dictate a payout equal to 120% of the expected payout for the applicable performance measure. Actual performance that is above the threshold level, and reaches 10% of the difference between the threshold level and the target level, would dictate a payout equal to 32.5% of the expected payout for the applicable performance measure, since the threshold level represents 25% of the target level.

        The table below contains the specific performance levels for the cash costs, production, and rate of return on capital investment ("ROR") performance measures.

Business Unit/Department	Threshold	Target	Outstanding

Forest (and corporate departments)*	Cash Cost—$0.924/Mcfe Production—174.4 Bcfe ROR—10%	Cash Cost—$0.88/Mcfe Production—183.6 Bcfe ROR—12%	Cash Cost—$0.79/Mcfe Production—202.0 Bcfe ROR—15%

Canada	Cash Cost—$1.14/Mcfe Production—24.3 Bcfe ROR—12%	Cash Cost—$1.09/Mcfe Production—25.6 Bcfe ROR—15%	Cash Cost—$0.98/Mcfe Production—28.2 Bcfe ROR—20%

Eastern	Cash Cost—$0.75/Mcfe Production—54.2 Bcfe ROR—12%	Cash Cost—$0.71/Mcfe Production—57.1 Bcfe ROR—15%	Cash Cost—$0.64/Mcfe Production—62.8 Bcfe ROR—20%

Western	Cash Cost—$1.13/Mcfe Production—51.8 Bcfe ROR—12%	Cash Cost—$1.08/Mcfe Production—54.5 Bcfe ROR—15%	Cash Cost—$0.97/Mcfe Production—59.9 Bcfe ROR—20%

Southern	Cash Cost—$0.77/Mcfe Production—44.1 Bcfe ROR—12%	Cash Cost—$0.73/Mcfe Production—46.4 Bcfe ROR—15%	Cash Cost—$0.66/Mcfe Production—51.0 Bcfe ROR—20%

*
Cash Cost, Production, and ROR for Forest as a whole and the corporate departments reflect the cumulative performance of the Canada, Eastern, Western, and Southern business units as well as the International and New Ventures business units.

        With respect to total shareholder return, (i) the "threshold" was reached if Forest's share performance was sixth best (out of ten—the nine peer companies plus Forest) and resulted in deemed 50% completion of target, (ii) a fifth place finish by Forest resulted in 75% completion of target, (iii) a fourth place was deemed "target" and resulted in 100% completion of target, (iv) a third place finish resulted in 150% completion of target, (v) a second place finish resulted in 175% completion of target, and (vi) a first place finish was deemed "outstanding" and resulted in 200% completion of target. With respect to the business unit and corporate department objectives, an achievement percentage ranging from zero to 200% was assigned to each business unit or corporate department based on an assessment by Mr. Clark, with input from relevant supervisors, of the accomplishment of its objectives.

        Each participant's target bonus was to be paid if all of the 2009 performance measures reached the target level and the individual's contribution merited a bonus. Each performance measure represented a percentage of the total target bonus. In 2009, the weightings for each participant, as set by the Compensation Committee, were as follows: (i) 25% for cash cost, (ii) 20% for production, (iii) 20% for rate-of-return on capital investments, (iv) 20% for business unit or corporate department performance objectives, and (v) 15% for total shareholder return. The specific payout for each performance measure was dictated by where the actual performance level for the measure fell in relation to the threshold, target, and outstanding benchmark levels. An individual's performance was considered in the context of the extent to which his or her performance during 2009 contributed to the overall success of Forest or, if applicable, to the success of his or her business unit or corporate department. If in the opinion of the Compensation Committee and Mr. Clark (with respect to executive officers other than himself) the individual made a disproportionately positive contribution, his or her bonus would be adjusted upward; conversely, if the individual did not contribute appropriately, his or her bonus would be adjusted downward.

        At its regular meeting in February 2010, the Compensation Committee reviewed the performance of Forest and its business units under the 2009 AIP. The Committee also reviewed with Mr. Clark other accomplishments during 2009. With respect to the first four performance measures, the results under the 2009 AIP were as follows:

Business Unit/Department	Cash Cost per Mcfe (% of Target)	Production (% of Target)	Rate of Return on Capital Investments (% of Target)	Business Unit or Department Objectives (% of Target)

Forest	200	109	200	Not applicable

All corporate departments	200	109	200	Range 85-120
(a) Finance, Treasury, Investor Relations				120
(b) Legal				110
(c) Accounting				110

Canada	200	200	200	95

Eastern	200	100	63	50

Western	200	59	200	130

Southern	168	100	164	85

        With respect to the total shareholder return performance measure, the threshold level was not met and therefore there was no target payout.

        The Committee reviewed with Mr. Clark, both during its February 2010 regular meeting and in subsequent meetings with him, the 2009 individual performance of each executive officer. With respect to Mr. Kennedy, the Compensation Committee considered his efforts with respect to the high-yield debt and equity offerings in 2009 and Forest's critical divestiture program in late 2009, his oversight and coordination of Forest's bank credit facilities, and his lead role in investor relations. With respect to Mr. Ridens, the Compensation Committee considered his direct involvement in all operational aspects of Forest during a period in which Forest achieved outstanding results with respect to Forest's horizontal drilling program, operations results, reserve replacement, organic growth, and low operating costs and finding and development costs, and Mr. Ridens' integral role in the strategic selection, assessment, and marketing of assets included in Forest's divestiture program during 2009. With respect to Mr. Marter, the Compensation Committee considered his role in the high-yield debt and equity offerings done during 2009 and in Forest's divestiture program. With respect to Mr. Wind, the Compensation Committee considered his successful management of Forest's entire accounting department and his oversight of Forest's financial reporting, and his heightened efforts with respect to the financial reporting required for the high-yield debt and equity offerings and the divestiture program in 2009.

        In general, the Compensation Committee attributed positive corporate performance, including success in divestitures, reducing Forest's long-term debt and increasing its liquidity, its horizontal drilling program, organic production and reserve growth, low finding and development cost, and other cost control, to the leadership of its executive officers. The Compensation Committee also generally considered the need to provide competitive incentive opportunities for all of Forest's executive officers.

        Looking at Forest's performance as a whole, the calculated payout under the 2009 AIP was equal to 131.8% of the total target payout. Based on the performance of Forest, its business units, and the individual executive officers, the Compensation Committee approved cash bonus awards under the 2009 AIP in the aggregate amount of $3.17 million for all of the executive officers, as a group, including Mr. Clark. The Compensation Committee and the full Board (excluding Mr. Clark) reviewed Mr. Clark's performance at their regular meetings in February 2010. The Compensation Committee granted a bonus award to Mr. Clark equal to approximately 138% of his year-end base salary, which was approved and ratified by the Board; or, stated differently, the actual bonus award was 138% of Mr. Clark's target award.

The other named executive officers were granted bonus awards ranging from approximately 82% to 115% of base salary; or, stated differently, the actual bonus awards ranged from approximately 122% to 154% of the officer's target award. Individual executive officer bonus awards were reviewed and approved by the Compensation Committee.

        In determining to award Mr. Clark the largest bonus under the 2009 AIP, the Compensation Committee took into account Mr. Clark's specific accomplishments during 2009, which included his critical decision-making, negotiating role, and general involvement with respect to Forest's significant and strategically important divestitures in 2009, Forest's horizontal drilling programs in the Texas Panhandle Granite Wash, the East Texas/North Louisiana Haynesville Shale, and the Canadian Deep Basin, and Forest's hedging strategy, his on-going steps to improve Forest's management team, and his continued success in keeping Forest's finding, development, general & administrative, and operating costs at levels below those experienced by Forest's peer companies.

        The Compensation Committee establishes the target level of performance such that achievement of the target level on any financial or operating measure represents above-average performance by management. At the time target levels are established, the outcome is intended to be substantially uncertain but achievable with a high level of performance from Forest's executives. Further, the Compensation Committee intends that achievement of the "outstanding" level on any financial or operating measure be very difficult. Over the past five years, Forest has achieved performance in excess of its target levels three times, that being in 2006, 2007, and 2009. The following table shows the specific achievement percentage under AIPs, for Forest as a whole, for the past five years

Year	AIP Achievement Percentage—Total Company

2005	97.4% of target

2006	110.5% of target

2007	169.0% of target

2008	95.6% of target

2009	131.8% of target

Bonus awards for executive officers in charge of business units are calculated in accordance with the performance of their business unit, which may vary from the performance of Forest as a whole. In 2009, the calculated bonus awards for Messrs. Clark and Ridens were based on the performance of Forest as a whole; and the calculated bonus awards for Messrs. Kennedy, Marter, and Wind were based on the performance of Forest as a whole with respect to total shareholder return, cash cost, production, and rate of return on capital investments, and on the performance of their respective corporate departments (i.e., "Finance, Treasury, and Investor Relations" for Mr. Kennedy, "Legal" for Mr. Marter, and "Accounting" for Mr. Wind) with respect to the business unit/corporate department objectives measure.

        Special Bonuses.    There were no special bonuses awarded for fiscal 2009.

        Long-Term Incentive Awards.    At its regular meeting in May 2009 and through subsequent communications with Mr. Clark, the Compensation Committee made long-term incentive awards—equity awards—to the named executive officers (and authorized awards to all other Forest employees). The May 2009 equity awards were based on the executive officers' performance during 2008. The preceding year's equity awards to the named executive officers occurred in May 2008 and were based on 2007 performance.

        The Compensation Committee has followed the trend in our industry and in industry in general toward the granting of restricted stock (rather than stock options) to the executive officers. The Committee chose restricted stock for recent grants, because (i) the majority of Forest's competitors have shifted to restricted stock awards, or to a combination of restricted stock awards and stock option awards, and away from stock option awards only, (ii) restricted stock awards are less dilutive than stock options, and (iii) in the Committee's opinion, restricted stock provides a more effective retention incentive. In its May 2009 grants, the Compensation Committee also awarded phantom stock units, which the Committee believes serve further to align the recipients' interests with those of Forest's shareholders, but yet do not act to dilute Forest's shareholders or reduce the number of shares available under Forest's Stock Incentive Plans for future awards.

        The Compensation Committee is responsible for administering the Forest Oil Corporation 2007 Stock Incentive Plan (the "2007 Stock Plan"), which was the source of the May 2009 long-term incentive awards to the named executive officers. Those awards were in the form of restricted stock and phantom stock units and are governed by individual restricted stock and phantom stock unit agreements, both of which were approved in advance by the Compensation Committee. Under the terms of those agreements, the restricted stock and the phantom stock units are subject to forfeiture provisions that lapse 100% on the third anniversary of the date of the award. If the named executive officer resigns or is terminated for unsatisfactory performance of his duties (as determined by Forest in its sole discretion) prior to the conclusion of the three years, all of the restricted shares and phantom stock units are forfeited. There are no other qualitative and quantitative targets that impact the vesting of the restricted stock and the phantom stock units.

        With respect to the initial awards of restricted stock and phantom stock units in May 2009 (as opposed to the forfeiture criteria), the awards were based on the Compensation Committee's recognition of the performance of Forest's executive officers during the financial crisis and the downturn in the oil and gas industry in 2008 and of the dramatic drop in the value and retentive effect of previous equity awards to the officers. The Compensation Committee generally set the number of restricted shares awarded to each of Forest's executive officers at or near the number of shares awarded to the officer in May 2008 and the number of cash-settlement phantom stock units at 25% of the number of restricted shares awarded. Variations to this general rule were adopted in those instances where the Compensation Committee concluded that an individual officer's performance justified it. Because of the decline in Forest's stock price, the grant-date value of individual restricted stock awards in May 2009 was approximately 72% less than the grant-date value of corresponding restricted stock awards in May 2008.

        As a result of the above considerations, the Compensation Committee determined in May 2009 to award up to (i) 754,000 shares of restricted stock and 222,500 cash-settlement phantom stock units (with a mandatory cash settlement provision) to all U.S. Forest employees, including officers, and (ii) 72,000 traditional phantom stock units (that may settle in either stock or cash, at Forest's discretion) and 16,500 cash-settlement phantom stock units to all Canadian Forest employees. The named executive officers, including Mr. Keyte, received an aggregate of 199,000 shares of restricted stock and 70,000 cash-settlement phantom stock units. (Mr. Keyte forfeited his May 2009 award of 45,000 shares of restricted stock and 15,000 cash-settlement phantom stock units when he resigned from Forest in December 2009.) In determining the individual awards to executive officers other than Mr. Clark, the Compensation Committee and Mr. Clark consider the individual's performance during 2008, the magnitude of his or her responsibilities within the Forest organization, and how critical the individual's position is in terms of retention.

        In determining to award Mr. Clark the largest award under the 2007 Stock Plan, 80,000 shares of restricted stock and 27,000 cash-settlement phantom stock units, the Compensation Committee took into account Mr. Clark's leadership during the downturn in the oil and gas industry and the significant drop in commodity prices, his coordination and efforts in maintaining Forest's financial stability, including its liquidity, in the midst of the world-wide financial crisis, and the Committee's view that Mr. Clark's leadership role at Forest is highly visible to and valued by Forest's shareholders and that his departure from Forest could be very detrimental to Forest and its shareholders.

        When Mr. Kennedy was promoted to Executive Vice President and Chief Financial Officer on December 1, 2009, the Compensation Committee determined to award him an additional 12,500 shares of restricted stock and 12,500 cash-settlement phantom stock units. When Mr. Wind was promoted to Senior Vice President, Chief Accounting Officer and Corporate Controller on the same date, the Compensation Committee determined to award him an additional 10,000 shares of restricted stock and 10,000 cash-settlement phantom stock units. The vesting terms of these additional awards are identical to those of the broad-based awards made in May 2009. The Compensation Committee based its supplemental awards to Mr. Kennedy on his significantly increased responsibilities as Forest's Chief Financial Officer, a desire on the Committee's part to strengthen the alignment of Mr. Kennedy's personal financial interests with those of Forest's shareholders, and the need to increase Mr. Kennedy's retention incentive. The Compensation Committee based its supplemental award to Mr. Wind on his significantly increased responsibilities as Senior Vice President, Chief Accounting Officer and Corporate Controller, which included direct supervision of Forest's tax department, a desire on the Committee's part to strengthen the alignment of Mr. Wind's personal financial interests with those of Forest's shareholders, and the need to increase Mr. Wind's retention incentive.

        Retirement Plans.    Forest's 401(k) Plan is designed to encourage U.S. employees, including the named executive officers, to save for the future. This compensation program generally is not linked to Forest's performance and was not so linked during 2009. The 401(k) Plan provides Forest's U.S. employees with the opportunity to contribute certain eligible earnings on a pre-tax basis to an account investing in various investment options. Employees may elect to contribute up to 80% of their eligible compensation, subject to certain limitations. Forest matches employee contributions up to a designated percentage of an employee's total eligible compensation, with Forest's contributions vesting for newly-hired employees over a period of five years. During 2009, Forest contributed a total of $50,757 to the 401(k) Plan on behalf of the named executive officers.

        Forest also has adopted an executive deferred compensation plan. Once the maximum Forest match allowable under the 401(k) Plan has been made, the remainder of the match is contributed to the executive deferred compensation plan. During 2009, Forest contributed a total of $128,710 to the executive deferred compensation plan on behalf of the named executive officers.

        Forest does not maintain an active defined benefits program.

        Other Benefits.    During 2009, the Compensation Committee did not make any changes to the other benefits or perquisites that the named executive officers receive at Forest. Those benefits include participation in plans available to all Forest employees, such as medical and dental plans, group term life and accidental death and dismemberment insurance plans, and short-term and long-term disability plans. Named executive officers also receive reimbursement of tax-preparation and estate or financial planning expenses and the cost of an annual extensive physical examination. Historically, the reimbursements have involved small dollar amounts, and the Compensation Committee believes that they are reasonable and consistent with, or less generous than, the compensation practices of Forest's competitors.

        In general, the severance agreements and the benefits that would flow to the executive officers in the event of an involuntary termination are explained below under the heading, "Potential Payments Upon Termination or Change-of-Control." The Compensation Committee believes that the severance agreements promote stability and continuity among the named executive officers, particularly if the situation arises where Forest is actively being considered as an acquisition target. In the context of a change-of-control, a "double-trigger" must occur in order for severance benefits to be payable to the named executive officer—that is, a change-of-control must occur and the officer must suffer an involuntary termination within two years of that occurrence. The Compensation Committee believes that the double-trigger provides a sufficient level of protection for the executive officer as well as a retention incentive benefiting Forest and shareholders without creating an unreasonable obstacle to potential bona fide purchasers of Forest.

        One of the named executive officers, Mr. Clark, has a pre-2003 form of severance agreement. This "grandfathered" form provides for defined severance benefits in the event of (i) an involuntary termination that occurs in conjunction with a change-of-control or (ii) an involuntary termination (defined to exclude from its scope a termination "for cause") that is not in conjunction with a change-of-control. Messrs. Ridens, Kennedy, Marter, and Wind have severance agreements that only provide for severance benefits if they suffer an involuntary termination in conjunction with a change-of-control. Whether an executive officer has a grandfathered or non-grandfathered form of severance agreement had historically been tied to when he or she first became an officer of Forest. Forest ceased using the grandfathered forms in 2003, and so officers such as Messrs. Ridens, Kennedy, Marter, and Wind, who were first elected after 2003, do not have grandfathered forms. The Compensation Committee believes that the longevity and demonstrated loyalty of the officers with grandfathered forms should be taken into account and rewarded with the additional benefits contained in those forms.

        All of the severance agreements with Forest's officers contain an excise tax gross-up provision. Based on a review of peer company disclosures, the Compensation Committee believes that the vast majority of comparable exploration and production companies continue to provide its officers with excise tax gross-up provisions in their severance agreements. The Compensation Committee believes that, at the present time, such provisions are necessary in order for Forest to recruit and retain talented officers, and the Committee does not believe it is in Forest's best interest to take the lead in responding to certain groups' call for the elimination of such provisions.

        Forest keeps records regarding other expenses that it pays on behalf of executive officers. If those expenses are not related to company business, they are paid directly by the officer or are reimbursed to Forest. Certain expenses that are in fact related to company business represent additional compensation.

  How does each compensation element and Forest's decisions regarding that element fit into Forest's overall compensation objectives and affect decisions regarding other elements?

        The Compensation Committee considers each element of Forest's compensation program and, when making decisions regarding specific elements, takes into account how that element fits into Forest's overall compensation objectives. The Committee also considers how that element is affected by the other elements in the program.

        At its regular meetings in February 2009, May 2009, August 2009, November 2009, and February 2010, the Compensation Committee reviewed cumulative compensation tally sheets, severance valuations, and valuations of outstanding equity awards for each of Forest's named executive officers. The tally sheets, severance valuations, and equity valuations were prepared by Forest's Vice President, Human Resources. The tally sheets describe each named executive officer's base salary, 2008 annual incentive bonus, the annual value of perquisites, the historic value of all restricted stock and stock options granted to and held by the officer, the annual amount of employer matching for the 401(k) Plan and executive deferred compensation plan, and the internal pay equity among the named executive officers. The tally sheets then state the cumulative total value of these components. The severance valuations describe the severance payment and other benefits that each named executive officer would receive in the context of a termination from Forest, both in conjunction with and not in conjunction with a change-of-control. The equity valuations describe the current market value of all restricted stock and options held by each of the named executive officers as well as the value derived by the officer through recent vesting of restricted stock or exercises of options.

        The Compensation Committee believes that the tally sheets, severance valuations, and equity valuations allow it to keep track of the on-going value and retentive quality of prior compensation grants, which in turn allows the Committee to maintain an appropriate perspective when considering current compensation decisions.

        The Compensation Committee has instructed Forest's Vice President, Human Resources, to continue to survey peer group companies and to update the tally sheets, severance valuations, and equity valuations and present the updates to the Committee on a quarterly basis. The Committee intends to continue using these items, as well as advice from its compensation consultant, Hewitt Associates, as a means to make informed decisions regarding all of the components of Forest's compensation program.

        From a broad overview standpoint, the Compensation Committee also observed that, for 2009, the quotient of Forest's total general & administrative expense (including compensation expense) divided by its total units of oil and gas production for the year is one of the lowest in the oil and gas industry. Although the Compensation Committee recognizes that a company's G&A expense per unit of production may vary for many reasons, the Committee believes that Forest's performance with respect to this measure is both noteworthy and suggests that Forest's overall compensation practices are not inconsistent with its operational performance. The Compensation Committee intends to continue monitoring in the future Forest's G&A efficiency relative to that of its peers.

  How do we assess any risks to which our compensation policies and practices may expose Forest?

        The Compensation Committee has conducted a risk assessment of Forest's compensation policies and practices. All aspects of Forest's compensation programs, including base salary, annual incentive compensation, long-term incentive compensation, and benefits, including severance benefits payable upon involuntary termination of employment, have been reviewed in terms of the long-term best interests of shareholders. The Committee believes that Forest's executive pay practices comprise adequate financial security and incentives for executive officers to achieve the optimal short-term and long-term objectives of Forest. The Committee has concluded that Forest's compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Forest.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the foregoing "Compensation Discussion and Analysis" required by Item 402(b) of Regulation S-K with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this proxy statement and incorporated by reference into Forest's Annual Report on Form 10-K for the year ended December 31, 2009. This report is provided by the following independent directors, who comprise the Compensation Committee.

Patrick R. McDonald, Chairman Loren K. Carroll James D. Lightner(1) Raymond I. Wilcox(2)

(1)
Mr. Lightner served as a member of the Compensation Committee through August 19, 2009.

(2)
The Board elected Mr. Wilcox to serve as a member of the Compensation Committee, effective August 19, 2009.

Summary Compensation Table

        The table below discloses the total compensation paid or earned by Forest's Chief Executive Officer, Chief Financial Officer, and the other three most highly paid executive officers (collectively, the "named executive officers" or "NEOs") and our former Executive Vice President and Chief Financial Officer, for fiscal years ending December 31, 2007, December 31, 2008, and December 31, 2009.

        As reflected in the table, in 2009, on average, the named executive officers' base salary accounted for approximately 22% of total compensation, non-equity incentive plan compensation (consisting of cash bonuses awarded under Forest's 2009 AIP) for services rendered in 2009 accounted for approximately 21% of total compensation, long-term equity incentive awards accounted for 56% of total compensation, and the remainder was comprised of other benefits and perquisites. The footnotes to the Summary Compensation Table provide disclosure for fiscal year 2009, unless otherwise indicated.

Name and Principal Position (a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)(2)	Stock Awards ($)(e)(3)	Option Awards ($)(f)(3)	Non-Equity Incentive Plan Compensation ($)(g)(4)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)(h)(5)	All Other Compensation ($)(i)(6)	Total ($)(j)

H. Craig Clark	2009	650,000	0	1,941,515	0	900,000	0	59,319	3,550,834
President and Chief	2008	616,250	0	5,186,000	0	600,000	0	86,557	6,488,807
Executive Officer	2007	563,750	300,000	3,313,200	0	1,000,000	0	53,999	5,230,949

Michael N. Kennedy	2009	218,333	0	836,860	0	275,000	0	21,182	1,351,375
Executive Vice	2008	192,500	0	777,900	0	120,000	0	15,722	1,106,122
President and Chief	2007	160,000	90,000	289,905	0	150,000	0	11,726	701,631
Financial Officer

J.C. Ridens	2009	390,000	0	798,380	0	450,000	0	33,882	1,672,262
Executive Vice	2008	356,667	0	1,944,750	0	300,000	0	31,997	2,633,414
President and Chief	2007	286,282	175,000	828,300	0	400,000	0	21,434	1,711,016
Operating Officer

Victor A. Wind	2009	224,167	0	734,810	0	225,000	0	18,394	1,202,371
Senior Vice President,	2008	203,333	0	777,900	0	120,000	0	16,653	1,117,886
Chief Accounting	2007	185,000	75,000	414,150	0	150,000	0	13,258	837,408
Officer and Corporate
Controller

Cyrus D. Marter IV	2009	350,000	0	399,190	0	300,000	0	32,574	1,081,764
Senior Vice President,	2008	325,000	0	972,375	0	250,000	0	27,570	1,574,945
General Counsel and	2007	277,577	175,000	621,225	0	300,000	0	20,025	1,393,827
Secretary

David H. Keyte(7)	2009	419,583	0	1,088,700	0	0	6,730	38,842	1,553,855
Executive Vice	2008	422,500	0	2,917,125	0	400,000	1,278	39,386	3,780,289
President and Chief	2007	393,750	300,000	1,863,675	0	550,000	842	29,679	3,137,946
Financial Officer

(1)
Amounts shown represent base salary paid during the fiscal year, as described under the heading "Base Salary" under the heading "Compensation Discussion and Analysis" above.

(2)
The named executive officers did not receive payments that would be characterized as "Bonus" payments for the fiscal year ended December 31, 2009. Cash Bonus Awards paid under Forest's 2009 AIP during the first quarter of 2010 are reflected in the column "Non-Equity Incentive Plan Compensation" and discussed in footnote (4) below.

(3)
Amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures relating to service-based vesting conditions, for fiscal 2009, 2008 and 2007, respectively. A discussion of the assumptions made in determining the grant date value are set forth under Note 7 to Forest's 2009 Consolidated Financial Statements that are part of Forest's Annual Report on Form 10-K for the year ended December 31, 2009. The amounts shown in column (e) include shares of restricted stock as well as cash settled phantom stock units. See "2009 Grants of Plan-Based Awards" below.

(4)
Amounts reflect the cash bonus awards to the NEOs under the 2009 AIP, which is discussed in further detail under the caption "Annual Incentive Bonus" under the heading "Compensation Discussion and Analysis" above. Bonus awards under the 2009 AIP were accrued and earned in 2009 and paid in the first quarter of 2010.

(5)
Amounts reflect the actuarial increase in the present value of Mr. Keyte's benefits under the Forest Oil Corporation Pension Trust Agreement (the "Pension Trust"). This amount is determined using interest rate and mortality rate assumptions consistent with those used in Forest's financial statements and include amounts that Mr. Keyte may not currently be entitled to receive because such amounts are not vested. Mr. Keyte resigned as an Executive Officer of Forest on November 30, 2009, and as an employee on December 1, 2009. None of the other NEOs participate in the Pension Trust. Earnings on nonqualified deferred compensation are not included in this column, since no named executive officer earned above-market or preferential earnings on nonqualified deferred compensation during the fiscal year.

(6)
Amounts shown for each NEO include: (i) matching contributions to the 401(k) Plan, Mr. Marter, $12,125; (ii) matching contributions to the executive deferred compensation plan, Mr. Clark, $45,500, Mr. Ridens, $24,450, Mr. Marter, $15,875, and Mr. Keyte, $24,429; and (iii) the taxable value of group term life insurance coverage in excess of $50,000. The amounts attributable to each such perquisite or benefit for each NEO did not exceed the greater of $25,000 or 10% of the total amount of perquisites received by the NEO.

(7)
Mr. Keyte resigned as an Executive Officer of Forest on November 30, 2009, and as an employee on December 1, 2009. As a result of his resignation, Mr. Keyte's stock awards in 2009, 2008 and 2007 were forfeited.

2009 Grants of Plan-Based Awards

        The following table provides information about plan-based awards, including cash payouts and restricted stock awarded to each of the named executive officers for services provided during 2009.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Option Awards: Number of Securities Underlying Options (#)(2) (j)
											Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(3) ($) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

H. Craig Clark	05/27/09	162,500	650,000	1,300,000	N/A	N/A	N/A	80,000	(4)	0	N/A	1,451,600
	05/27/09							27,000	(5)			489,915

Michael N. Kennedy	05/27/09	56,250	225,000	450,000	N/A	N/A	N/A	12,000	(4)	0	N/A	217,740
	05/27/09							6,000	(5)			108,870
	12/01/09							12,500	(4)			255,125
	12/01/09							12,500	(5)			255,125

J.C. Ridens	05/27/09	73,125	292,500	585,000	N/A	N/A	N/A	35,000	(4)	0	N/A	635,075
	05/27/09							9,000	(5)			163,305

Victor A. Wind	05/27/09	41,250	165,000	330,000	N/A	N/A	N/A	12,000	(4)	0	N/A	217,740
	05/27/09							6,000	(5)			108,870
	12/01/09							10,000	(4)			204,100
	12/01/09							10,000	(5)			204,100

Cyrus D. Marter IV	05/27/09	52,500	210,000	420,000	N/A	N/A	N/A	15,000	(4)	0	N/A	272,175
	05/27/09							7,000	(5)			127,015

David H. Keyte(6)	05/27/09	85,312	341,250	682,500	N/A	N/A	N/A	45,000	(4)	0	N/A	816,525
	05/27/09							15,000	(5)			272,175

(1)
Amounts represent a range of possible cash payouts under Forest's 2009 AIP. As described under the heading "Compensation Discussion and Analysis" above, the Compensation Committee sets target bonuses at the beginning of the fiscal year under our annual incentive plan. The threshold amount shown in column (c) reflects the minimum payment level under the 2009 AIP, which is 25% of the target amount shown in column (d); however, no payments will be made under this plan unless the minimum 25% performance targets are achieved. The maximum amount shown in column (e) is 200% of such target amount, which represents the maximum payment level under the 2009 AIP; however, the maximum limit for individual employees, including the NEOs, is determined by the Committee, and it has discretion to increase the size of individual awards in excess of 200%. The amounts shown in columns (c), (d), and (e) are based on the NEO's December 31, 2009 salary and position. The actual amounts awarded for fiscal 2009 are set forth in the "Summary Compensation Table" in the Non-Equity Incentive Plan Compensation column.

(2)
No stock options were awarded to the NEOs during fiscal year 2009.

(3)
The grant date value of the restricted stock and cash settled phantom stock unit awards was calculated in accordance with FASB ASC Topic 718 and is equal to the number of shares awarded times the mean of the high and low sales prices of Forest's common stock as listed on the NYSE on the date of the award, which was $18.145 on May 27, 2009 and $20.41 on December 1, 2009.

(4)
Amounts represent shares of restricted stock awarded to each of the NEOs under the 2007 Stock Plan, which were approved by the Compensation Committee. The restrictions on these awards lapse on the dates shown in the table below, "Outstanding Equity Awards At Fiscal Year-End." As reflected in the table, the restrictions generally lapse 100% on the third anniversary of the date of the award, subject to the NEO's continued employment. The restricted shares are held by Forest until the restrictions lapse; however, the NEO may exercise voting power and participate in dividends, if any, declared on Forest's common stock.

(5)
Amounts represent cash settled phantom stock units awarded to each of the NEOs under the 2007 Stock Plan, which were approved by the Compensation Committee. The restrictions on these awards lapse on the dates shown in the table below, "Outstanding Equity Awards At Fiscal Year-End." As reflected in the table, the restrictions generally lapse 100% on the third anniversary of the date of the award, subject to the NEO's continued employment. Forest shall pay to the employee with respect to each share of Forest's common stock covered by a phantom stock unit an amount in cash equal to the fair market value of one share of Forest's common stock determined as of the date the forfeiture restrictions lapse. The NEO has no rights to vote or receive dividend equivalents with respect to any shares covered by the phantom stock unit awards.

(6)
Mr. Keyte resigned as an Executive Officer of Forest on November 30, 2009, and as an employee on December 1, 2009. He did not receive a cash payout from the 2009 AIP. The restricted stock and cash settled phantom stock units awarded to Mr. Keyte on May 27, 2009 were forfeited on December 1, 2009, the date of his termination as an employee of Forest.

Outstanding Equity Awards At Fiscal Year-End

        The following table provides information on the current stock option and stock award holdings by each of the named executive officers. This table includes unexercised stock options, unvested restricted stock awards, and unvested phantom stock unit awards that will be settled solely in cash. The vesting dates for each option grant and stock award are shown in the accompanying footnotes. The market value of the stock awards is based on the closing market price of Forest's common stock as of December 31, 2009, which was $22.25.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)

H. Craig Clark	157,200	0	N/A	18.19	09/05/11	240,000	(2)	5,340,000	N/A	N/A
	74,300	0		16.82	12/12/11	27,000	(3)	600,750
	84,108	0		15.65	02/26/13
	148,600	0		14.93	07/30/13
	148,600	0		16.85	02/25/14
	59,440	0		20.60	12/08/14

Michael N. Kennedy	7,430	0	N/A	20.60	12/08/14	31,000	(4)	689,750	N/A	N/A
						12,500	(5)	278,125
						6,000	(6)	133,500
						12,500	(5)	278,125

J.C. Ridens	6,577	0	N/A	17.14	04/14/14	85,000	(7)	1,891,250	N/A	N/A
	10,105	0		20.60	12/08/14	9,000	(8)	200,250

Victor A. Wind	1,690	0	N/A	20.81	01/03/15	34,000	(9)	756,500	N/A	N/A
	8,916	0		26.79	04/14/15	10,000	(10)	222,500
						6,000	(11)	133,500
						10,000	(10)	222,500

Cyrus D. Marter IV	7,430	0	N/A	16.85	02/25/14	45,000	(12)	1,001,250	N/A	N/A
	13,374	0		20.60	12/08/14	7,000	(13)	155,750

David H. Keyte(14)	35,000	0	N/A	20.02	03/01/10	0		0	N/A	N/A
	25,000	0		16.85	03/01/10

(1)
Unvested options vest in equal increments of 25%, commencing on the first anniversary date of the grant, and have a term of ten years. Shares of restricted stock vest 100% on the third anniversary of the date of the award or, if earlier, upon a change-of-control and certain termination events, including involuntary termination not for cause, death or disability. Phantom stock unit awards vest 100% on the third anniversary of the date of the award or, if earlier, upon a change-of-control and certain termination events, including involuntary termination not for cause, death or disability. Forest shall pay to the employee with respect to each share of Forest's common stock covered by a phantom stock unit an amount in cash equal to the fair market value of one share of Forest's common stock determined as of the date the forfeiture restrictions lapse.

As of December 31, 2009:

(2)
The forfeiture restrictions on Mr. Clark's unvested restricted stock will lapse as follows: 80,000 shares on June 11, 2010, 80,000 shares on May 8, 2011, and 80,000 shares on May 27, 2012.

(3)
The forfeiture restrictions on Mr. Clark's unvested phantom stock unit award will lapse on May 27, 2012, and will be settled solely in cash.

(4)
The forfeiture restrictions on Mr. Kennedy's unvested restricted stock will lapse as follows: 7,000 shares on June 11, 2010, 12,000 shares on May 8, 2011, and 12,000 shares on May 27, 2012.

(5)
In connection with Mr. Kennedy's promotion to Executive Vice President and Chief Financial Officer, he received on December 1, 2009 a restricted stock award for 12,500 shares, and 12,500 phantom stock units that will be settled solely in cash. The forfeiture restrictions lapse with respect to each award on December 1, 2012.

(6)
The forfeiture restrictions on Mr. Kennedy's unvested phantom stock unit award will lapse on May 27, 2012, and will be settled solely in cash.

(7)
The forfeiture restrictions on Mr. Ridens' unvested restricted stock will lapse as follows: 20,000 shares on June 11, 2010, 30,000 shares on May 8, 2011, and 35,000 shares on May 27, 2012.

(8)
The forfeiture restrictions on Mr. Ridens' unvested phantom stock unit award will lapse on May 27, 2012, and will be settled solely in cash.

(9)
The forfeiture restrictions on Mr. Wind's unvested restricted stock will lapse as follows: 10,000 shares on June 11, 2010, 12,000 shares on May 8, 2011, and 12,000 shares on May 27, 2012.

(10)
In connection with Mr. Wind's promotion to Senior Vice President, he received on December 1, 2009 a restricted stock award for 10,000 shares, and 10,000 phantom stock units that will be settled solely in cash. The forfeiture restrictions lapse with respect to each award on December 1, 2012.

(11)
The forfeiture restrictions on Mr. Wind's unvested phantom stock unit award will lapse on May 27, 2012, and will be settled solely in cash.

(12)
The forfeiture restrictions on Mr. Marter's unvested restricted stock will lapse as follows: 15,000 shares on June 11, 2010, 15,000 shares on May 8, 2011, and 15,000 shares on May 27, 2012.

(13)
The forfeiture restrictions on Mr. Marter's unvested phantom stock unit award will lapse on May 27, 2012, and will be settled solely in cash.

(14)
Mr. Keyte resigned as an Executive Officer of Forest on November 30, 2009, and as an employee on December 1, 2009. Pursuant to the terms of Mr. Keyte's stock option agreements, any vested and exercisable stock options outstanding on the date of termination may be exercised through March 1, 2010. As of the date of this proxy statement, Mr. Keyte had exercised in full, all outstanding and exercisable stock options that he held as of December 31, 2009. All unvested shares of restricted stock held by Mr. Keyte were forfeited on December 1, 2009, the date of his termination as an employee of Forest.

Option Exercises and Stock Vested

        The following table provides information, on an aggregate basis, about stock options that were exercised and restricted stock awards that vested during the fiscal year ended December 31, 2009 for each of the named executive officers.

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)(1)	Number of Shares Acquired on Vesting (#)(d)(2)		Value Realized on Vesting ($)(e)(2)

H. Craig Clark	0	0	0		0

Michael N. Kennedy	0	0	2,000	(3)	29,060	(3)

J.C. Ridens	0	0	0		0

Victor A. Wind	0	0	0		0

Cyrus D. Marter IV	0	0	0		0

David H. Keyte(4)	154,090	585,031	0		0

(1)
The realized value is based on the difference between the market price of the shares purchased on the date of exercise and the option exercise price multiplied by the number of shares covered by the exercised option.

(2)
The number of shares and the value realized upon the lapsing of the forfeiture restrictions include shares that were surrendered by the named executive officer to Forest at the time of vesting to satisfy tax withholding requirements.

(3)
Forfeiture restrictions lapsed on January 17, 2009. The value realized was calculated by multiplying the number of shares shown in the table by $14.53, which was the mean of the high and low sales prices of Forest's common stock as listed on the NYSE on January 16, 2009.

(4)
Mr. Keyte resigned as an Executive Officer of Forest on November 30, 2009, and as an employee on December 1, 2009. Pursuant to the terms of Mr. Keyte's stock option agreements, any vested and exercisable stock options outstanding on the date of termination may be exercised through March 1, 2010. As of the date of this proxy statement, Mr. Keyte had exercised in full all outstanding and exercisable stock options that he held as of December 31, 2009.

Pension Benefits

        We have a qualified, non-contributory defined benefit pension plan, the Forest Oil Corporation Pension Trust Agreement. Benefit accruals under this plan were suspended effective as of May 31, 1991. The following table sets forth information on the pension benefits for Mr. Keyte, the only named executive officer who was eligible to participate in this plan prior to the date it was frozen.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(c)	Present Value of Accumulated Benefit ($)(d)	Payments During Last Fiscal Year ($)(e)

H. Craig Clark	N/A	N/A	0	0

Michael N. Kennedy	N/A	N/A	0	0

J.C. Ridens	N/A	N/A	0	0

Victor A. Wind	N/A	N/A	0	0

Cyrus D. Marter IV	N/A	N/A	0	0

David H. Keyte	Forest Oil Corporation Pension Trust Agreement	4	36,606	0

        The following table shows the estimated maximum annual benefits payable upon retirement at age 65 as a straight life annuity to participants in the pension plan for the indicated levels of average annual compensation and various periods of service, assuming no future changes in this plan. Mr. Keyte has four years of credited service, and the estimated annual accrued benefit payable, based on a life annuity benefit, upon normal retirement for Mr. Keyte is $5,097. Mr. Keyte resigned as an employee of Forest on December 1, 2009. He is eligible to receive his annual accrued benefit upon reaching age 65.

	Estimated Maximum Annual Pension Benefits(2) Years of Service

Remuneration(1)	10	20	30

$100,000	$36,846	$48,060	$53,400

200,000	73,692	96,120	106,800

300,000	79,282	103,412	114,902

400,000	79,282	103,412	114,902

(1)
The level of compensation used to determine benefits payable under the pension plan is the participant's annual base salary prior to May 31, 1991.

(2)
Normal retirement benefits attributable to our contributions are limited under certain provisions of the Internal Revenue Code of 1986, as amended, to $195,000 in 2009, and increase annually thereafter for cost of living adjustments.

        The amount of our contribution, payment, or accrual in respect to any specified person in the pension plan is not and cannot readily be separately or individually calculated by the pension plan actuaries. Annual benefits at normal retirement are approximately 24% of average annual earnings (excluding bonuses) for any consecutive 60-month period that produces the highest amount, plus 21% of those earnings prorated over 20 years of credited service, and one-half of 1% of those earnings for each year of credited service in excess of 20, subject to certain adjustments for lack of plan participation. The relevant 60-month period must occur during the last 15 years prior to the earlier of retirement or May 31, 1991, when benefit accruals ceased. There is no offset for Social Security benefits. These benefits are payable for life with a 10-year certain period, or the actuarial equivalent of that benefit.

Nonqualified Deferred Compensation

        In addition to Forest's 401(k) Plan, which is a qualified plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), Forest maintains a non-qualified deferred compensation plan, the Executive Deferred Compensation Plan (the "Executive Plan"), that provides deferred compensation benefits for certain officers whose annual accumulations under the 401(k) Plan are limited by certain provisions of the Code. Under the 401(k) Plan, a participant may elect to defer up to 80% of his or her compensation and Forest makes certain specified contributions on behalf of each participant; however, the Code imposes several limitations (the "Limitations") on the amount of such deferrals and employer contributions, including the following: (i) the maximum employee elective deferral for 2009 was $16,500, and remains $16,500 for 2010 ($22,000 if the participant will attain at least age 50 by the end of the particular year); (ii) the maximum amount of participant compensation that may be taken into account under the 401(k) Plan was $245,000 for 2009, and was unchanged at $245,000 for 2010; (iii) certain employee elective deferrals and employer matching contributions must be returned to highly compensated employees or forfeited if the 401(k) Plan does not pass applicable nondiscrimination tests; and (iv) the maximum sum of employee elective deferrals and employer contributions made under the 401(k) Plan on a participant's behalf for 2009 could not exceed the lesser of 100% of compensation or $49,000 (which amount was unchanged for 2010).

        Subject to certain conditions and restrictions, a participant may defer under the Executive Plan a portion of his or her compensation with respect to which his or her elective deferrals under the 401(k) Plan are limited as a result of the application of the Limitations. In addition, amounts deferred by a participant under the Executive Plan for a particular year will be matched under this plan by Forest based on the matching formula used in the 401(k) Plan (which, for 2009, was a dollar-for-dollar match up to 8% of compensation). The Executive Plan also allows for the participant to defer, per an election, all or a portion of his or her bonus compensation. The bonus compensation deferral election must occur prior to the start of the Plan year and is irrevocable. The Executive Plan also provides a participant with an additional employer contribution generally to compensate the participant for reductions in his or her share of employer contributions under the 401(k) Plan by reason of the application of the Limitations. The Executive Plan permits distributions only upon a termination of service, except that in-service distributions are permitted as necessary to fulfill a domestic relations order.

        The Executive Plan provides for a slate of investment options, primarily mutual funds (including the options available under the 401(k) Plan) and exchange traded funds that are selected by Forest. Participants may designate from time to time how deferred amounts are deemed to be invested among such options. As a result, the fair value of the liability recorded with respect to the deferred amounts under the Executive Plan will fluctuate due to gains and losses associated with the selected investment options. The amounts credited to participant accounts under the Executive Plan are not held in a trust, and all such amounts are subject to the claims of Forest's creditors. The Executive Plan is designed and operated in a manner that is intended to satisfy the requirements of Section 409A of the Code.

        In addition to the Executive Plan, Forest maintains two executive salary deferred compensation plans ("salary deferred compensation plans"). These plans have been frozen since December 31, 2005 for purposes of participation and any future deferrals of new compensation, and the plans are administered by the Compensation Committee. Eligibility to participate in these plans was limited to Forest's officers and directors. None of the non-employee directors elected to participate in these plans. At the time participation was elected, a participant had to specify the amount of his or her base salary and/or bonus to be deferred, as well as the time of payment. Distributions will be made in a lump sum per the participant's election, subject to any timing restrictions otherwise applicable under Section 409A of the Code. The amounts held in these plans are credited with hypothetical investment earnings based on participant investment elections made from various investment options selected by Forest. Accounts maintained for the participants, including Mr. Clark, the only remaining NEO who participates, are held by a brokerage firm in a rabbi-trust. Mr. Ridens received a full scheduled distribution from the salary deferred compensation plan in January 2009 per his election. These plans are not funded by Forest, and no amounts are credited with above-market earnings.

        The following table provides information concerning contributions to the Executive Plan by each of the named executive officers and by Forest and the aggregate earnings in the Executive Plan and salary deferred compensation plans during 2009:

Name (a)	Executive Contributions in Last FY ($)(b)(1)	Registrant Contributions in Last FY ($)(c)(2)	Aggregate Earnings in Last FY ($)(d)	Aggregate Withdrawals/ Distributions ($)(e)		Aggregate Balance at Last FYE ($)(f)(3)

H. Craig Clark	146,011	45,500	213,458	0		1,727,074

Michael N. Kennedy	44,623	9,498	42	0		91,642

J.C. Ridens	91,508	24,450	85,961	36,554	(4)	360,934

Victor A. Wind	35,132	8,958	214	0		198,123

Cyrus D. Marter IV	22,007	15,875	22,900	0		117,885

David H. Keyte(5)	53,348	24,429	82,732	0		848,126

(1)
Amount contributed to the Executive Plan by each NEO is included in the amount reflected in the "Salary" column of the Summary Compensation Table above.

(2)
Amount contributed to the Executive Plan by Forest for each NEO is included in the amount reflected in the "All Other Compensation" column of the Summary Compensation Table above.

(3)
Aggregate amounts reported as compensation to each NEO in the Summary Compensation Table for fiscal years 2006 through 2008 are as follows: Mr. Clark, $636,646; Mr. Kennedy, $42,149; Mr. Ridens, $172,047; Mr. Wind, $100,094; Mr. Marter, $71,063; and Mr. Keyte, $195,125.

(4)
Pursuant to Mr. Ridens' prior election, he received a lump sum distribution from his salary deferred compensation plan.

(5)
Mr. Keyte resigned as an Executive Officer of Forest on November 30, 2009, and as an employee on December 1, 2009. Pursuant to Mr. Keyte's prior election, he will receive a lump sum distribution from the executive deferred compensation plan in June 2010.

Potential Payments Upon Termination or Change-of-Control

        None of Forest's executive officers have employment agreements with Forest, and their employment may be terminated at any time at the discretion of the Board. As described below, Forest has entered into severance agreements with each of the named executive officers that provide for certain payments and other benefits if the officer's employment is terminated under certain circumstances within two years following a change-of-control and, with respect to Mr. Clark, if the officer's employment is terminated under certain circumstances other than within the two-year period following a change-of-control.

        Severance Agreements with the NEOs.    Forest entered into severance agreements, dated December 17, 2007, with each of Messrs. Clark, Ridens and Marter, which agreements were amended in December 2008. In addition, Forest entered into severance agreements with each of Messrs. Kennedy and Wind in connection with those officers' promotions effective December 1, 2009. The terms and conditions of the severance agreements include terms that are directed at complying with Section 409A of the Code and applicable regulations. The severance agreements provide for certain payments and benefits if the executive's employment is terminated under specified conditions, and the executive's rights upon termination will depend on the circumstances of their termination and the terms included in their severance agreement. The severance agreements with all of the named executive officers provide for certain payments and benefits if the executive is Involuntarily Terminated (as defined below) within two years following a change-of-control of Forest. See below for a summary of the term "change-of-control." With respect to Mr. Clark, his severance agreement also provides for certain payments and benefits if his employment is Involuntarily Terminated other than within two years after a change-of-control of Forest. Under the severance agreements, an executive will be considered Involuntarily Terminated if his employment is terminated by Forest for any reason other than cause or if he resigns within 60 days after receiving notice of a "change of duties" (except that an executive will not be considered Involuntarily Terminated if the termination is as a result of death, disability, or resignation on or after attaining age 65). A "change of duties" is generally defined under the severance agreements as a significant change in the executive's authorities or duties, a reduction in the executive's annual base salary, or a diminution in employee benefits and perquisites or, in circumstances involving a change-of-control, in addition to the foregoing reasons, due to a change in the executive's principal place of employment by more than 50 miles or a diminution in eligibility to participate in bonus, stock option, incentive award, and other compensation plans. As a condition to receiving any payments under a severance agreement, the executive must release Forest in writing from all claims and causes of action arising out of the executive's employment or his termination of employment. In addition, as a condition to receiving payments and benefits under a severance agreement that are not tied to a change-of-control, the executive must agree not to compete with or solicit employees of Forest for a period of two years following his termination of employment. Each of the severance agreements with the named executive officers will expire on June 17, 2010, subject to possible extensions for successive 30-month terms. See the table, "Potential Severance Payments and Benefits Upon Termination or Change-of-Control" below, for additional information.

        Change-of-Control.    Each of the named executive officer's severance agreements includes a definition of a "change-of-control" that is intended to comply with applicable definitions and requirements of Section 409A of the Code and applicable regulations. Generally, under the agreements, a "change-of-control" means the occurrence of any one of the following types of events:

  •
  One person (or more than one person acting as a group) acquires stock ownership of Forest constituting more than 50% of the total fair market value or total voting power of Forest's stock;

  •
  A majority of the members of Forest's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board before the date of such appointment or election; or

  •
  One person (or more than one person acting as a group) acquires during a 12-month period assets from Forest that have a total gross fair market value (the value of the assets determined without regard to any liabilities associated with such assets) equal to or more than 60% of the total gross fair market value of all of the assets of Forest immediately before such acquisition.

        Severance Payments Upon a Change-of-Control.    In the event any of the named executive officers' employment with Forest is Involuntarily Terminated as described above within 24 months after the date upon which a change-of-control occurs, the executive will receive severance benefits including:

  •
  a lump sum payment in an amount equal to 2.5 times the sum of his annual base salary and the annual bonus most recently paid (the "Cash Severance Payment");

  •
  continued coverage under Forest's medical and dental benefit plans for the executive and his spouse and his eligible dependents for a period of 30 months with respect to Mr. Clark, and 24 months with respect to Messrs. Ridens, Kennedy, Wind, and Marter, without any cost to the executive (this coverage will be terminated if the executive becomes eligible to receive coverage from a subsequent employer during such period);

  •
  all outstanding stock options and, under the terms of the executives' restricted stock agreements and cash settled phantom stock unit agreements, all restricted stock and cash settled phantom stock units will immediately vest;

  •
  outstanding stock options will remain exercisable for a period of 12 months following the executive's last day of employment (but in no event will an option be exercisable for a longer period than the original term of the option or a shorter period than already provided for under the terms of the option);

  •
  any accrued benefits under non-qualified deferred compensation plans will become immediately non-forfeitable;

  •
  payment of an annual bonus under Forest's annual incentive plan, based on partial year results, which will be in an amount to be determined by the Compensation Committee on or before the date of the change-of-control; and

  •
  if any payment, distribution, or benefit, whether pursuant to the severance agreement or otherwise, is subject to the federal excise tax on "excess parachute payments," under the terms of the severance agreement Forest will be obligated to pay the executive an additional amount as may be necessary so that the executive realizes, after the payment of any income or excise tax on such additional amount, an amount sufficient to pay all such excise taxes.

        The Cash Severance Payment (plus any applicable interest as described below) will be paid on January 15 of (i) in the case of Messrs. Clark, Ridens, Wind and Marter, the first calendar year following the year in which the executive's employment terminates. Interest on the Cash Severance Payment (from the fifth day after the effective date of the release and based on the prime rate reported by The Wall Street Journal plus 3%) will also be paid at the time the Cash Severance Payment is paid. As soon as practicable after the executive's termination of employment, Forest will contribute the Cash Severance Payment (plus the applicable interest) to an irrevocable grantor ("rabbi") trust if the payment of the Cash Severance Payment (plus interest) will occur more than six months after the date of the executive's termination of employment. In addition, as described below, the payments and benefits and any reimbursements that may be payable to the executives under their severance agreements may be delayed for a period of six months if the payment of the amount or distribution of benefits is subject to Section 409A of the Code.

        Severance Payments Upon Termination Not Involving a Change-of-Control.    In the event Mr. Clark's employment with Forest is Involuntarily Terminated as described above other than within 24 months after the date upon which a change-of-control occurs, he will receive severance benefits including:

  •
  continued payment of his base salary for a term of months equal to the whole number of times that his annual base salary can be divided by $10,000, limited to 30 months (the amounts payable will be reduced by 50% if the executive obtains new employment during the term of payment); and

  •
  continued coverage under Forest's medical and dental benefit plans for the executive and his spouse and his eligible dependents throughout the term of such base salary continuation without any cost to the executive (this coverage will be terminated if the executive becomes eligible to receive coverage from a subsequent employer during such period).

        Delayed Severance Payment Restrictions.    Among other things, Section 409A of the Code places restrictions on the timing of certain types of payments to the named executive officers and the other officers, including the payments and benefits that may be payable under each of the officers' severance agreements. As a result, the severance agreements with the named executive officers include restrictions that will delay the payment of any amount until a date that is six months after the date of the executive's termination of employment, or an earlier date to the extent such amount may be paid to the executive without being subject to additional taxes and interest under Section 409A of the Code. If the payment of any amount is delayed, the amounts of any payments that are delayed will accrue interest from the date that such payment would have been made had Section 409A of the Code and the six-month payment restrictions not applied to the actual date the amount is paid to the executive (however, interest may accrue from an earlier date as described above under Severance Payments Upon a Change-of-Control).

        Payments Upon Retirement or Death or Disability.    If a named executive officer retires in accordance with Forest's normal retirement policies, or his employment is terminated as a result of death or disability, he will receive various benefits as reflected in the following table, which are generally available to all Forest employees. Under the terms of Forest's 2007 Stock Plan and the forms of stock option, restricted stock agreements, and cash settled phantom stock unit agreements, upon death, disability, or, in the case of stock options (but not restricted stock or cash settled phantom stock units), retirement, any vesting or forfeiture provisions will lapse and the executive will be entitled to receive the underlying shares and any outstanding stock options will remain exercisable for a period of 12 months. In addition, upon attaining age 65 or termination of employment due to death or disability, a participant in Forest's 401(k) Plan (including a named executive officer who is a participant) will have a 100% vested interest in his accounts under such plan. Generally, the Forest benefit and incentive plans define retirement as a voluntary resignation on or after reaching age 62 and 15 years of qualifying service, although the severance agreements and Forest's 401(k) Plan provide that retirement means reaching age 65. None of the named executive officers are currently eligible to receive any retirement benefits.

        Summary of Forest's Payment Obligations and other Benefits Upon Termination of Employment.    The following table summarizes Forest's payment obligations and the continuation of benefits to the named executive officers under various termination circumstances and assumes that the termination occurred on December 31, 2009.

Termination as a Result of

	Resignation for Good Reason or Termination Without Cause(1)	Change-of- Control(2)	For Cause or Without Good Reason	Voluntary Resignation	Retirement	Death or Disability

Unpaid base salary through date of termination	x	x	x	x	x	x

Accrued but unpaid vacation	x	x	x	x	x	x

Earned but unpaid annual incentive compensation		x

Unpaid deferred compensation	x	x	x	x	x	x

Unpaid reimbursements	x	x	x	x	x	x

Multiple of (a) base salary in effect at termination plus (b) amount equal to annual incentive bonus for last year		x

Excise tax and gross up		x

Continued base salary payments(3)	x

Continued medical and dental benefits(4)	x	x			x

Full and immediate vesting under stock option agreements		x			x	x

Full and immediate vesting under restricted stock agreements	x	x				x

Full and immediate vesting under cash settled phantom stock unit agreements	x	x				x

Retiree medical benefits(5)					x

Disability income or life insurance payments						x

(1)
Includes payments and benefits that may be available under the NEO's severance agreement if the NEO's employment is Involuntarily Terminated.

(2)
Includes payments and benefits that may be available under the NEO's severance agreement and assumes the NEO's employment is Involuntarily Terminated within 24 months after a change-of-control.

(3)
Mr. Clark has a severance agreement that provides for continued payment of his base salary for a term following the date of termination. See "Severance Payments Upon Termination Not Involving a Change-of-Control" above.

(4)
Upon a change-of-control and a termination not involving a change-of-control, Mr. Clark (and his spouse and eligible dependents) will receive these benefits for a period of up to 30 months. Upon a change-of-control, Messrs. Kennedy, Ridens, Wind, and Marter (and their spouse and eligible dependents) will receive these benefits for 24 months.

(5)
Retiree medical benefits require retirement on or after reaching age 62 and 15 years of continuous qualifying service. None of the NEOs are currently eligible to receive any retirement benefits.

        Potential Severance Payments and Benefits Upon Termination or Change-of-Control.    The following table assumes that each of the named executive officers terminated employment (other than as a result of death, disability, or retirement) with Forest on December 31, 2009. On that date, the closing price of Forest's common stock was $22.25. These amounts are in addition to any benefits generally available to all U.S. employees upon a voluntary termination without cause, such as distributions from the 401(k) Plan, the payment of accrued vacation, and, subject to the terms of restricted stock and option agreements, the right to exercise or receive vested stock options and stock awards. These amounts represent our best estimates, as the actual amounts to be paid to the NEOs can only be determined on the actual date of separation.

			Long-Term Incentive Plans(2)
									Total Value of Payments and Accelerated Vesting of Shares ($)(5)
Name/	Termination or Resignation Scenario	Severance & Bonus ($)(1)	Value of Accelerated Restricted Stock ($)	Value of Accelerated Cash-Settled PSUs ($)	Value of Accelerated Stock Options ($)	Executive Deferred Compensation Plan ($)(3)	Other Benefits ($)(4)	Excise Tax & Gross-Up ($)

H. Craig Clark—President and Chief Executive Officer
Involuntary—Not Within 24 Months of a Change-of-Control		1,625,000	5,340,000	600,750	0	1,727,074	96,538	0	9,389,362
Involuntary—Within 24 Months After a Change-of-Control		3,219,881	5,340,000	600,750	0	1,727,074	96,538	0	10,984,243
Voluntary resignation(6)		0	0	0	0	1,727,074	0	0	1,727,074
Termination For Cause(6)		0	0	0	0	1,727,024	0	0	1,727,074

Michael N. Kennedy—Executive Vice President and Chief Financial Officer
Involuntary—Not Within 24 Months of a Change-of-Control		0	967,875	411,625	0	91,642	0	0	1,471,142
Involuntary—Within 24 Months After a Change-of-Control		1,050,000	967,875	411,625	0	91,642	77,230	595,990	3,194,362
Voluntary resignation(6)		0	0	0	0	91,642	0	0	91,642
Termination For Cause(6)		0	0	0	0	91,642	0	0	91,642

J.C. Ridens—Executive Vice President and Chief Operating Officer
Involuntary—Not Within 24 Months of a Change-of-Control		0	1,891,250	200,250	0	360,934	0	0	2,452,434
Involuntary—Within 24 Months After a Change-of-Control		1,777,374	1,891,250	200,250	0	360,934	77,230	724,493	5,031,531
Voluntary resignation(6)		0	0	0	0	360,934	0	0	360,934
Termination For Cause(6)		0	0	0	0	360,934	0	0	360,934

Victor A. Wind—Senior Vice President
Involuntary—Not Within 24 Months of a Change-of-Control		0	979,000	356,000	0	198,123	0	0	1,533,123
Involuntary—Within 24 Months After a Change-of-Control		1,017,482	979,000	356,000	0	198,123	77,230	553,638	3,181,473
Voluntary resignation(6)		0	0	0	0	198,123	0	0	198,123
Termination For Cause(6)		0	0	0	0	198,123	0	0	198,123

Cyrus D. Marter IV—Senior Vice President, General Counsel and Secretary
Involuntary—Not Within 24 Months of a Change-of-Control		0	1,001,250	155,750	0	117,885	0	0	1,274,885
Involuntary—Within 24 Months After a Change-of-Control		1,545,543	1,001,250	155,750	0	117,885	77,230	599,855	3,497,513
Voluntary resignation(6)		0	0	0	0	117,885	0	0	117,885
Termination For Cause(6)		0	0	0	0	117,885	0	0	117,885

David H. Keyte—Former Executive Vice President and Chief Financial Officer(7)
Involuntary—Not Within 24 Months of a Change-of-Control		0	0	0	0	0	0	0	0
Involuntary—Within 24 Months After a Change-of-Control		0	0	0	0	0	0	0	0
Voluntary resignation(6)		0	0	0	0	0	0	0	0
Termination For Cause(6)		0	0	0	0	0	0	0	0

(1)
Reflects the cash benefits payable in the event of a termination under the executive's severance agreement. The amount includes the executive's annual base salary and, in the event of termination within 24 months of a change-of-control, annual bonus. Bonus amounts are based on AIP bonuses paid to the NEOs during 2009. In addition, if an executive is Involuntary Terminated within 24 months after a change-of-control, the amount includes interest for the period from January 1, 2010 to the date of payment of the severance amount (June 30, 2010 in the case of Messrs. Clark, Ridens, Wind, and Marter) based on an interest rate (compounded annually on January 15 of each year) of 6.25% (which is 3% plus the prime rate of interest as reported in The Wall Street Journal on December 31, 2009). The actual period during which the interest would be paid and the actual rate of interest would be different than that described in the preceding sentence as the determinations of such period and rate are tied to the effective date of the executive's release (rather than the date of his termination of employment) and the interest rate is periodically redetermined as provided in the severance agreement.

(2)
Reflects the value of shares of restricted stock and cash settled phantom stock units awarded under the terms of Forest's stock incentive plans and related agreements that would become nonforfeitable or vest, respectively, upon the indicated event. Each named executive officer's stock options are fully vested and, upon termination, would have the right to exercise all vested, unexercised stock options. The amounts shown in the table are based on the closing price of a share of Forest common stock on December 31, 2009, $22.25. The NEOs will have a period of 12 months to exercise their stock options instead of the three months generally available to employees. See the caption "Outstanding Equity Awards at Fiscal Year-End" above, for details regarding the securities held by the NEOs at December 31, 2009.

(3)
Reflects the amount payable to the named executive officers under the Executive Plan and salary deferred compensation plans as of December 31, 2009.

(4)
Reflects the cost of continued medical and dental coverage for the executive, his spouse, and any dependents at least equal to the cost of such coverage had the executive not been terminated. With respect to Mr. Clark, the amount assumes this insurance coverage for 30 months following an involuntary termination and, with respect to Messrs. Kennedy, Ridens, Wind, and Marter, the amount assumes this insurance coverage for 24 months after an involuntary termination following a change-of-control.

(5)
Except as described in note (1) above, the amounts assume that the timing of any payment or benefit is not delayed. If Forest delays making any payment or providing any benefit as a result of a determination that a delay in any such payment or benefit is required pursuant to Section 409A of the Code, then Forest will pay interest on any delayed payment from the date the payment should have been made until the time the payment is actually made at the prime rate on a non-compounded basis (except as otherwise described in note (1) above).

(6)
Upon a voluntary resignation (other than under circumstances pursuant to which a NEO's employment would be considered Involuntarily Terminated as described under Severance Agreements with the NEOs above) or termination for cause, the NEO would not receive any additional payments, except: (i) amounts generally payable to any terminating employee, including accrued vacation, their vested 401(k) Plan balance, the delivery of any vested shares awarded under the stock incentive plan, and vested, unexercised options, which may be exercised for a period of three months following termination; and (ii) amounts held for their benefit under the Executive Plan and salary deferred compensation plans.

(7)
Mr. Keyte resigned as an Executive Officer of Forest on November 30, 2009, and as an employee on December 1, 2009. Pursuant to the terms of Mr. Keyte's stock option agreements, any vested and exercisable stock options outstanding on the date of termination may be exercised through March 1, 2010. As of the date of this proxy statement, Mr. Keyte had exercised in full all outstanding and exercisable stock options that he held as of December 31, 2009. All unvested shares of restricted stock and cash settled phantom stock unit awards held by Mr. Keyte were forfeited on December 1, 2009, the date of his termination as an employee of Forest.

Compensation Practices and Risk

        Our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Forest.

Director Compensation

        Forest uses a combination of cash and equity awards to attract and retain qualified candidates to serve on the Board. Each non-employee director is entitled to receive an annual cash retainer of $50,000. Each non-employee member of the Board who serves on the standing committees of the Board also receives a cash retainer for such services. The Audit Committee members receive an annual cash retainer of $15,000, and the Chairman of the Audit Committee receives $30,000. Members of the other standing committees of the Board receive an annual cash retainer in the amount of $5,000, and the Chairmen of the other committees receive an amount equal to $10,000; however, members of the Executive Committee who are not Denver-area residents are paid a retainer of $15,000 instead of the other fees that would apply.

        In addition, during 2009, each non-employee director received a restricted stock award for 6,219 shares under the 2007 Stock Plan, other than Mr. Wilcox. Each award was granted on the date of the annual meeting, May 12, 2009, and reflected the number of shares of common stock (rounded to the nearest whole number) obtained by dividing $125,000 by the fair market value of a share of common stock on the date of the award. Mr. Wilcox joined our Board on August 19, 2009. Pursuant to the 2007 Stock Plan, upon his election to the Board, Mr. Wilcox received a restricted stock award for 7,735 shares on August 19, 2009, which was the number of shares of common stock (rounded to the nearest whole number) obtained by dividing $125,000 by the fair market value of a share of common stock on the date of the award. The shares included in the directors' restricted stock awards are subject to forfeiture restrictions that will lapse on the first anniversary of the date of the award. The directors, as well as the executive officers, are encouraged to hold shares of Forest's common stock. All non-employee directors are reimbursed by Forest for all costs incurred by them in their capacities as directors, including the costs of attending Board meetings and committee meetings.

        The following table provides information concerning compensation paid to non-employee directors for the fiscal year ended December 31, 2009. Mr. Clark, the only employee director, did not receive separate compensation for his service as a director. The non-employee directors do not participate in any non-equity incentive, retirement, pension, or nonqualified deferred compensation plans.

Name (a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)(1)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(f)	All Other Compensation ($)(g)	Total ($)(h)

Loren K. Carroll(2)	65,000	125,002	0	N/A	N/A	0	190,002

Dod A. Fraser(3)	85,000	125,002	0	N/A	N/A	0	210,002

James H. Lee(4)	80,000	125,002	0	N/A	N/A	0	205,002

James D. Lightner(5)	66,250	125,002	0	N/A	N/A	0	191,252

Patrick R. McDonald(6)	75,000	125,002	0	N/A	N/A	0	200,002

Raymond I. Wilcox(7)	27,500	124,998	0	N/A	N/A	0	152,498

(1)
Amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures relating to service-based vesting conditions. A discussion of the assumptions made in determining the grant date value are set forth under Note 7 to Forest's 2009 Consolidated Financial Statements that are part of Forest's Annual Report on Form 10-K for the year ended December 31, 2009.

(2)
As of December 31, 2009, Mr. Carroll had 6,219 shares of restricted stock subject to forfeiture restrictions and 10,000 options outstanding.

(3)
As of December 31, 2009, Mr. Fraser had 6,219 shares of restricted stock subject to forfeiture restrictions and 32,290 options outstanding.

(4)
As of December 31, 2009, Mr. Lee had 6,219 shares of restricted stock subject to forfeiture restrictions and 32,290 options outstanding.

(5)
As of December 31, 2009, Mr. Lightner had 6,219 shares of restricted stock subject to forfeiture restrictions and 24,860 options outstanding.

(6)
As of December 31, 2009, Mr. McDonald had 6,219 shares of restricted stock subject to forfeiture restrictions and 24,860 options outstanding.

(7)
As of December 31, 2009, Mr. Wilcox had 7,735 shares of restricted stock subject to forfeiture restrictions and no options outstanding.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes certain information, as of December 31, 2009, relating to Forest's equity compensation plans.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of Securities Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	2,045,219	(1)	$21.2619	(2)	1,437,571	(3)

Equity compensation plans not approved by security holders	0		0		0

Total	2,045,219				1,437,571

(1)
Includes (i) shares underlying outstanding stock options to purchase shares of Forest's common stock under Forest's 2001 Stock Incentive Plan and the 2007 Stock Plan, (ii) shares underlying outstanding options under a 1996 Stock Plan that expired in

  March 2002, and (iii) an aggregate of 226,800 shares issuable under phantom stock unit awards granted under Forest's 2001 Stock Incentive Plan and the 2007 Stock Plan.

(2)
Amount does not reflect (i) the purchase price of shares of Forest's common stock that may be purchased pursuant to Forest's 1999 Employee Stock Purchase Plan, or (ii) price of shares issuable pursuant to outstanding phantom stock units issued under the 2001 Stock Incentive Plan and the 2007 Stock Plan.

(3)
Includes shares of Forest's common stock available for issuance under (i) Forest's 2001 Stock Incentive Plan, (ii) the 2007 Stock Plan, and (ii) Forest's Employee Stock Purchase Plan. As of December 31, 2009, 200,636 shares of common stock were available for future issuance under the 2001 Stock Incentive Plan, 776,339 shares of common stock were available for future issuance under the 2007 Stock Plan, and 460,596 shares of common stock were available for future issuance under the Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        We currently have one class of voting securities outstanding. On March 15, 2010, there were 112,436,665 shares of our common stock outstanding, with each such share being entitled to one vote.

Security Ownership of Beneficial Owners

        The following table sets forth information as of March 15, 2010 concerning persons known to Forest to be the beneficial owner of more than 5% of outstanding shares of Forest common stock. This information is based on information filed with the SEC and information provided to Forest. The number of shares beneficially owned by each person is determined by SEC rules, and the information is not necessarily indicative of beneficial ownership for other purposes. Under these rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)

FMR LLC 82 Devonshire Street Boston, MA 02109	11,722,766	(2)	10.43%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	7,729,857	(3)	6.88%

Janus Capital Management LLC 151 Detroit Street Denver, CO 80206	7,561,749	(4)	6.73%

(1)
Based on 112,436,665 shares of common stock outstanding as of March 15, 2010.

(2)
As reported on a Schedule 13G filed on February 16, 2010. FMR LLC has sole power to vote 6,240,480 of these shares, and sole dispositive power with respect to all 11,722,766 shares.

(3)
As reported on a Schedule 13G filed on January 29, 2010. BlackRock, Inc. has sole voting and sole dispositive power with respect to all 7,729,857 shares.

(4)
As reported on a Schedule 13G filed on February 16, 2010. Janus Capital Management LLC has sole voting and sole dispositive power with respect to 23 of these shares, and shared voting and shared dispositive power with respect to 7,561,726 of these shares.

 Security Ownership of Management

        The following table shows, as of March 15, 2010, the number of shares of Forest common stock beneficially owned by:

  •
  Forest's directors and the director nominees;

  •
  the executive officers of Forest named in the Summary Compensation Table under the caption "Executive Compensation"; and

  •
  all Forest directors and all executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. As described above, under these rules, beneficial ownership includes any shares as to which the person has shared or sole voting power or investment power and also any shares that such person has the right to acquire within 60 days through the exercise of any option or other rights.

	Amount and Nature of Beneficial Ownership

Name of Beneficial Owner	Common Stock Beneficially Owned	Options Currently Exercisable Within 60 Days(1)	Total Stock and Stock-Based Holdings	Percent of Class(2)

Loren K. Carroll	8,148	10,000	18,148	*

H. Craig Clark	330,898	672,248	1,003,146	*

Dod A. Fraser	16,083	32,290	48,373	*

Michael N. Kennedy	46,660	7,430	54,090	*

James H. Lee	17,403	32,290	49,693	*

James D. Lightner	53,798	24,860	78,658	*

Cyrus D. Marter IV	61,658	20,804	82,462	*

Patrick R. McDonald	11,148	24,860	36,008	*

J.C. Ridens	100,461	16,682	117,143	*

Raymond I. Wilcox	7,735	0	7,735	*

Victor A. Wind	49,715	10,606	60,321	*

David H. Keyte(3)	6,863	0	6,863	*

All current directors and executive officers as a group (17 persons, including 12 named above)	917,976	965,562	1,883,538	1.7%

*
The percentage of shares beneficially owned does not exceed one percent of the outstanding shares of the class.

(1)
Reflects the number of shares that could be acquired as of May 12, 2010 through the exercise of stock options under the terms of Forest's stock plans and option agreements.

(2)
Based on 112,436,665 shares of common stock outstanding as of March 15, 2010.

(3)
Mr. Keyte resigned as an Executive Officer of Forest on November 30, 2009, and as an employee on December 1, 2009.

PROPOSAL NO. 2—APPROVAL OF AN AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN

        At the meeting, you will be asked to approve an amendment to Forest's 2007 Stock Incentive Plan, as amended (the "2007 Stock Plan"). The purpose of the amendment is to:

  •
  make an additional 4,000,000 shares available for issuance pursuant to awards under the 2007 Stock Plan, bringing the total number of shares authorized for issuance to 6,700,000 shares of common stock;

  •
  prohibit Forest, without approval of the shareholders, from amending any outstanding option or stock appreciation right to lower the purchase or exercise price of the underlying option or stock appreciation right, or from canceling, replacing or exchanging any outstanding option or stock appreciation right for (x) cash, (y) any award other than an option, or (z) an option or stock appreciation right having a lower exercise price, except as provided in Paragraph XI of the 2007 Stock Plan (concerning corporate changes); and

  •
  prohibit payments in connection with a corporate change (as defined in the 2007 Stock Plan) prior to the consummation of the transaction constituting the corporate change;

        As of March 15, 2010, a total of 996,524 shares remained available for issuance under Forest's stock incentive plans (210,081 shares under the 2001 Stock Incentive Plan and 786,443 shares under the 2007 Stock Plan). The Board is asking shareholders to approve the increase in the number of shares available for issuance because awards under the 2007 Stock Plan are an integral component of Forest's efforts to attract, retain, and provide additional incentives to all employees, not just management. The Board is asking shareholders to approve the other two changes—a further restriction on repricing or exchanging underwater options without shareholder approval and a prohibition on payments in connection with a corporate change prior to the consummation of the transaction constituting the corporate change—because it believes these changes serve to protect the shareholders and are in line with current corporate best practices.

        THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN.

 Vote Required

        Approval of the proposed amendment to the 2007 Stock Plan requires the affirmative vote of a majority of the votes cast.

Summary of the 2007 Stock Plan

        Set forth below is a summary of the principal terms of the 2007 Stock Plan, as proposed to be amended, and other related information. The summary is qualified in its entirety by reference to the full text of the 2007 Stock Plan, as proposed to be amended, attached to this proxy statement as Annex A.

Number of Shares Subject to the 2007 Stock Plan and Award Limits

        If the proposal to approve the amendment to the 2007 Stock Plan is approved by the shareholders, then the aggregate maximum number of shares of common stock that may be issued under the 2007 Stock Plan will be increased by 4,000,000 shares, to 6,700,000. Of that amount, 1,913,557 shares of common stock (including options exercisable for shares of common stock) had already been issued under the 2007 Stock Plan as of March 15, 2010. The share limitations described above may be adjusted upon a reorganization, stock split, recapitalization, or other change in our capital structure. In addition, awards made under the 2007 Stock Plan that terminate unexercised or are forfeited, and shares surrendered in payment of the purchase price of an award or withheld for payment of applicable taxes, will generally become available for future awards under the plan.

        The maximum number of shares of our common stock that may be subject to awards denominated in such shares granted under the 2007 Stock Plan to any one individual during any calendar year is 175,000 shares (subject to adjustment upon a reorganization, stock split, recapitalization, or other change in our capital structure). The maximum amount of compensation that could be paid under all performance awards under the 2007 Stock Plan denominated in cash (including the fair market value of any shares of common stock paid in satisfaction of such performance awards) granted to any one individual during any calendar year cannot exceed $2 million, and any payment due with respect to a performance award will be paid no later than 10 years after the date of grant of such performance award.

Eligibility and Participation in the 2007 Stock Plan

        All employees, consultants and directors of Forest and its affiliates are eligible to participate in the 2007 Stock Plan. The selection of those employees, consultants and directors, from among those eligible, who will receive incentive stock options, non-statutory stock options, restricted stock awards, performance awards, phantom stock awards or any combination thereof is within the discretion of the administrators of the 2007 Stock Plan. However, non-discretionary director restricted stock awards will be awarded only to Forest's non-employee directors, and incentive stock options may be granted only to employees of Forest and its subsidiary corporations. As of March 15, 2010, approximately 527 individuals were potentially eligible to participate in the 2007 Stock Plan, including six non-employee directors.

Administration

        The 2007 Stock Plan is administered by a committee of, and appointed by, Forest's board of directors and is comprised solely of two or more non-employee directors who also qualify as "outside directors" (within the meaning assigned to such term under section 162(m) of the Internal Revenue Code). Our Board has appointed the Compensation Committee of the board to administer the 2007 Stock Plan.

        The Committee has full authority, subject to the terms of the 2007 Stock Plan, to establish rules and regulations for the proper administration of the 2007 Stock Plan, to select the employees, consultants and directors to whom awards are granted, and to set the date of grant, the type of award that shall be made and the other terms of the awards. When granting awards, the Committee considers such factors as an individual's duties and present and potential contributions to Forest's success. However, the Committee does not have the authority or discretion to determine the number of shares of Forest's common stock that will be subject to non-discretionary director restricted stock awards as such number will be determined automatically under the terms of the 2007 Stock Plan. In addition, our Board has all of the powers under the 2007 Stock Plan that have been granted to the Committee. Thus, the Board may, among other things, grant awards under the 2007 Stock Plan.

        The Committee may from time to time, in its sole discretion, delegate to our Chief Executive Officer the administration of the 2007 Stock Plan, including the right to grant awards, insofar as such administration and power to grant awards relates to any person who is not subject to Section 16 of the Exchange Act. Such delegation may be effective only so long as the Chief Executive Officer is a director of Forest, and the Committee may revoke the delegation at any time. The Committee, in its sole discretion, may place any conditions and restrictions on the powers delegated to the Chief Executive Officer. In the event of a conflict in a determination or interpretation under the 2007 Stock Plan as between the Committee and our Chief Executive Officer, the determination or interpretation of the Committee will be conclusive.

Term of 2007 Stock Plan

        The 2007 Stock Plan became effective as of February 1, 2007, upon the approval of the plan at a special meeting of shareholders held in May 2007. No awards may be granted under the 2007 Stock Plan after February 1, 2017, and the plan will terminate thereafter once all awards have been satisfied, exercised or expire. The Board in its discretion may terminate the 2007 Stock Plan at any time with respect to any shares of common stock for which awards have not theretofore been granted.

Stock Options

        Term of Option.    The term of each option will be as specified by the Compensation Committee at the date of grant (but not more than 10 years). The effect of the termination of an optionee's employment, consulting relationship or membership on the Board will be specified in the option contract that evidences each option grant.

        Option Price.    The option price will be determined by the Committee and will be no less than the fair market value of the shares on the date the option is granted. Except for adjustments for certain changes in our common stock, the Committee may not, without the approval of our shareholders, amend any outstanding option or stock appreciation right to lower the purchase or exercise price of the underlying option or stock appreciation right, or cancel, replace or exchange any outstanding option or stock appreciation right for (x) cash, (y) any award other than an option, or (z) an option or stock appreciation right having a lower exercise price.

        Special Rules for Certain Shareholders.    If an incentive stock option is granted to an employee who then owns, directly or by attribution under the Internal Revenue Code, stock possessing more than 10% of the total combined voting power of all classes of our stock of Forest or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

        Size of Grant.    Subject to the limitations described above, the number of shares for which an option is granted to an employee, consultant or director will be determined by the Committee.

        Status of Options.    The status of each option granted to an employee as either an incentive stock option or a non-statutory stock option will be designated by the Committee at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be non-statutory stock options. All options granted to consultants and non-employee directors will be non-statutory stock options.

        Payment.    The option price upon exercise may, at the discretion of the Committee, be paid by an optionee in cash, other shares of Forest common stock owned by the optionee, or by a combination of cash and shares of common stock. Additionally, stock appreciation rights may be granted to optionees in conjunction with stock options granted under the 2007 Stock Plan. Stock appreciation rights give the holder, among other things, the right to a payment in cash, shares of common stock, or a combination thereof, in an amount equal to the number of stock appreciation rights exercised by the holder multiplied by the excess of the fair market value of the common stock on the exercise date over the option exercise price. The 2007 Stock Plan also allows the Committee, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option.

        Option Agreement.    All options will be evidenced by a written contract containing provisions consistent with the 2007 Stock Plan and such other provisions as the Committee deems appropriate.

        Transferability.    An incentive stock option is not transferable other than by will or the laws of descent and distribution or as otherwise permitted under the Internal Revenue Code, and may be exercised during the employee's lifetime only by the employee or his or her guardian or legal representative. A non-statutory stock option is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Committee.

 Restricted Stock

        Transfer Restrictions and Forfeiture Obligations.    Pursuant to a restricted stock award, shares of common stock will be issued or delivered to the employee, consultant or director at the time the award is made without any payment (other than for any payment amount determined by the Compensation Committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares as may be determined in the discretion of the Committee. The Committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on the following:

  •
  the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of common stock, (2) Forest's earnings per share, (3) Forest's market share, (4) the market share of a business unit of Forest designated by the Committee, (5) Forest's sales, (6) the sales of a business unit designated by the Committee, (7) the net income (before or after taxes) of Forest or any business unit designated by the Committee, (8) the cash flow or return on investment of Forest or any business unit designated by the Committee, (9) the earnings before or after interest, taxes, depreciation and/or amortization of Forest or any business unit designated by the Committee, (10) the economic value added, (11) the return on capital, assets or shareholders' equity achieved by Forest, or (12) the total shareholders' return achieved by Forest;

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  the holder's continued employment or continued service as a consultant or director with Forest or its affiliates for a specified period;

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  the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or

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  a combination of any of these factors.

        The performance measures may be made subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indices, and may be contingent upon future performance of Forest or any affiliate, division or department thereof. Upon the issuance of shares of common stock pursuant to a restricted stock award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all the rights of a shareholder of Forest with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to restricted stock awards, including but not limited to rules pertaining to the effect of the termination of employment or service as a consultant or a director of a recipient of restricted stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

        Non-Discretionary Director Awards.    Non-employee directors receive certain automatic restricted stock awards under the 2007 Stock Plan, and the timing and size of such grants are determined as follows: (1) each non-employee director who is elected to the Board for the first time will receive, on the date of his or her election, a restricted stock award covering a number of shares of common stock equal to the quotient (rounded to the nearest whole number) obtained by dividing $125,000 by the fair market value of a share of common stock on the date of such election; and (2) as of the date of each annual meeting of shareholders in each year that the 2007 Stock Plan is in effect, each non-employee director who is then in office and who is not entitled to receive (and who has not, during the period beginning on the January 1 next preceding the date of such annual meeting and ending on the date of such annual meeting, received) a grant as described in clause (1) will receive a restricted stock award covering a number of shares of common stock equal to the quotient (rounded to the nearest whole number) obtained by dividing $125,000 by the fair market value of a share of common stock on the date of such annual meeting. The Board, in its discretion, may elect to grant a phantom stock award in lieu of the foregoing restricted stock award, which phantom stock award will provide the non-employee director the right to acquire an equivalent number of shares of common stock as the non-employee director would otherwise have been entitled to receive under such restricted stock award as described in the previous sentences. The phantom stock award may also, in the discretion of the Board, include the right to receive dividend equivalents. Each restricted stock award and phantom stock award granted to non-employee directors will be subject to certain transfer restrictions and obligations to forfeit and surrender such shares as may be determined in the discretion of the Committee prior to the date of grant of the award.

        Accelerated Vesting.    The Committee may, in its discretion, fully vest any outstanding restricted stock award as of a date determined by the Committee, but, except in connection with a corporate change as discussed below, the Committee may not take any action to vest a restricted stock award that has been granted to a covered employee (within the meaning of section 162(m) of the Internal Revenue Code) if such award has been designed to meet the exception for performance-based compensation under section 162(m) of the Internal Revenue Code.

        Other Terms and Conditions.    The Committee may establish other terms and conditions for the issuance of restricted stock under the 2007 Stock Plan.

Performance Awards

        Performance Period.    The Compensation Committee may, in its sole discretion, grant performance awards under the 2007 Stock Plan that may be paid in cash, shares of common stock, or a combination thereof as determined by the Committee. At the time of the grant, the Committee establishes the maximum number of shares of common stock subject to, or the maximum value of, each performance award and the performance period over which the performance applicable to the award will be measured. A performance award terminates if the recipient's employment or service as a consultant or director of Forest and its affiliates terminates during the applicable performance period, except as otherwise determined by the Committee.

        Performance Measures.    The receipt of cash or shares of common stock pursuant to a performance award is contingent upon satisfaction by Forest, or any affiliate, division or department thereof, of performance targets established by the Committee either (1) prior to the beginning of the performance period, or (2) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time the targets are established, but not later than the date that 25% of the performance period has elapsed. The performance targets may be made subject to adjustment for specified significant extraordinary items or events and may be absolute, relative to one or more other companies, or relative to one or more indices. The performance targets may be based upon the following:

  •
  the price of a share of common stock;

  •
  Forest's earnings per share;

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  Forest's market share;

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  the market share of a business unit designated by the Committee;

  •
  sales by Forest or a business unit;

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  the net income (before or after taxes) of Forest or any business unit designated by the Committee;

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  the cash flow or return on investment of Forest or any business unit designated by the Committee;

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  the earnings before or after interest, taxes, depreciation and/or amortization of Forest or any business unit designated by the Committee;

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  the economic value added;

  •
  the return on capital, assets or shareholders' equity achieved by Forest;

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  the total shareholders' return achieved by Forest; or

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  a combination of any of the foregoing.

        The Committee may, in its sole discretion, provide for an adjustable performance award value based upon the level of achievement of performance measures and/or provide for a reduction in the value of a performance award during the performance period.

        Payment.    Following the end of the performance period, the Committee will determine and certify in writing the amount payable to the holder of the performance award, not to exceed the maximum number of shares subject to, or the maximum value of, the performance award, based on the achievement of the performance measures for such performance period. Payment may be made in cash, shares of common stock or a combination thereof, as determined by the Committee. Such payment may be made in a lump sum or in installments as prescribed by the Committee. If a performance award covering shares of common stock is to be paid in cash, then such payment will be based on the fair market value of such stock on the payment date or such other date as may be specified by the Committee.

        Other Terms and Conditions.    The Committee may establish other terms and conditions for performance awards under the 2007 Stock Plan.

Phantom Stock Awards

        Forfeiture.    Phantom stock awards under the 2007 Stock Plan are awards of rights to receive shares of common stock (or the fair market value thereof), or rights to receive amounts equal to share appreciation over a specific period of time. Such awards vest over a period of time established by the Committee, without satisfaction of any performance criteria or objectives. The Compensation Committee may, in its discretion, require payment or other conditions of the recipient of a phantom stock award. A phantom stock award may include a stock appreciation right that is granted independently of a stock option. A phantom stock award will terminate if the recipient's employment or service as a consultant or director of Forest and its affiliates terminates during the applicable vesting period, except as otherwise determined by the Committee.

        Payment.    Payment of a phantom stock award may be made in cash, shares of common stock, or a combination thereof. Payment may be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash will be based on the fair market value of common stock on the payment date or such other date as may be specified by the Committee.

        Other Terms and Conditions.    The Committee may establish other terms and conditions for phantom stock awards under the 2007 Stock Plan.

Corporate Change and Other Adjustments

        The 2007 Stock Plan provides that upon a corporate change, as defined below, the Compensation Committee may accelerate the vesting of options and stock appreciation rights, cancel options and stock appreciation rights and cause Forest to make payments in respect thereof in cash, or adjust the outstanding options and stock appreciation rights as appropriate to reflect such corporate change (including, without limitation, adjusting an option or stock appreciation right to provide that the number and class of shares of stock covered by such award will be adjusted so that the award will thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee). Effective upon the consummation of a corporate change, the Committee may adjust the outstanding restricted stock awards as appropriate to reflect such corporate change or fully vest such outstanding restricted stock awards and, upon such vesting, all restrictions applicable to such restricted stock will terminate. The 2007 Stock Plan provides that a corporate change occurs if (1) Forest is dissolved and liquidated, (2) Forest is not the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (3) Forest sells, leases or exchanges all or substantially all of its assets, (4) any person, entity or group acquires or gains ownership or control of more than 40% of the outstanding shares of Forest's voting stock, or (5) after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board.

        The maximum number of shares that may be issued under the 2007 Stock Plan, the maximum number of shares that may be issued under the 2007 Stock Plan as incentive stock options, and the maximum number of shares that may be issued to any one individual and the other individual award limitations, as well as the number and price of shares of common stock or other consideration subject to an award under the 2007 Stock Plan, will be appropriately adjusted by the Committee in the event of changes in the outstanding common stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of common stock occurring after an award is granted.

Amendments

        The Board may from time to time amend the 2007 Stock Plan; however, any change that would impair the rights of a participant with respect to an award theretofore granted will require the participant's consent. Further, without the prior approval of the shareholders, the Board may not amend the 2007 Stock Plan to change the class of eligible individuals, increase the number of shares of common stock that may be issued under the 2007 Stock Plan, increase the number of shares of common stock that may be issued under the 2007 Stock Plan through incentive stock options, or amend or delete the provisions of the 2007 Stock Plan that prevent the Compensation Committee from amending any outstanding option contract to lower the option price (or cancel and replace any outstanding option contract with an option contract having a lower option price).

U.S. Federal Income Tax Aspects of the 2007 Stock Plan

        Incentive Stock Options.    Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or exercise of an incentive stock option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). In such event, Forest would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee's alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

        Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of section 162(m) of the Internal Revenue Code as discussed below, Forest may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or, in the case of a sale in which a loss would be recognized, the amount realized on the sale, if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

        Non-Statutory Stock Options and Stock Appreciation Rights.    As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option such as those under the 2007 Stock Plan (whether or not including a stock appreciation right), and Forest is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a non-statutory stock option or a stock appreciation right, and subject to the application of section 162(m) of the Internal Revenue Code as discussed below, Forest may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

        Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option or a stock appreciation right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and Forest's tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a non-statutory stock option or stock appreciation right.

        Restricted Stock (Including Non-Discretionary Director Restricted Stock Awards).    The recipient of a restricted stock award will not realize taxable income at the time of grant, and Forest will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of common stock at such time over the amount, if any, paid for the shares and, subject to section 162(m) of the Internal Revenue Code, Forest will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to section 162(m) of the Internal Revenue Code, deductible as such by Forest. Notwithstanding the foregoing, the holder of a restricted stock award may elect under section 83(b) of the Internal Revenue Code to be taxed at the time of grant of the restricted stock award based on the fair market value of the shares of common stock on the date of the award, in which case (a) subject to section 162(m) of the Internal Revenue Code, Forest will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by Forest, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the restricted stock award and is irrevocable.

        Performance Awards and Phantom Stock Awards.    An individual who has been granted a performance award or a phantom stock award generally will not realize taxable income at the time of grant, and Forest will not be entitled to a deduction at that time. Whether a performance award or phantom stock award is paid in cash or shares of common stock, the individual will have taxable compensation and, subject to the application of section 162(m) of the Internal Revenue Code as discussed below, Forest will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of common stock either at the time the performance award or the phantom stock award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a performance award or a phantom stock award prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of section 162(m) of the Internal Revenue Code as discussed below, deductible as such by Forest.

        Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under section 162(m) of the Internal Revenue Code as "performance based" is specifically exempt from the deduction limit. Based on section 162(m) of the Internal Revenue Code and the regulations issued thereunder, Forest's ability to deduct compensation income generated in connection with the exercise of stock options and stock appreciation rights granted by the Committee under the 2007 Stock Plan should not be limited by section 162(m) of the Internal Revenue Code. Further, we believe that compensation income generated in connection with performance awards granted by the Committee under the 2007 Stock Plan should not be limited by section 162(m) of the Internal Revenue Code. The 2007 Stock Plan has been designed to provide flexibility with respect to whether restricted stock awards granted by the Committee will qualify as performance based compensation under section 162(m) of the Internal Revenue Code and, therefore, be exempt from the deduction limit. Assuming no election is made under section 83(b) of the Internal Revenue Code, if the lapse of the forfeiture restrictions relating to a restricted stock award granted by the Committee is based solely upon the satisfaction of one of the performance criteria set forth in the 2007 Stock Plan, then Forest believes that the compensation expense deduction relating to such an award should not be limited by section 162(m) of the Internal Revenue Code if the restricted stock becomes vested. However, compensation expense deductions relating to restricted stock awards granted by the Committee will be subject to the section 162(m) deduction limitation if the restricted stock becomes vested based upon any other criteria set forth in such award (such as the occurrence of a change of control or vesting based upon continued service). Non-discretionary director restricted stock awards under the 2007 Stock Plan are not impacted by section 162(m) of the Internal Revenue Code because the deduction limitation is not applicable to the recipients of such awards. Compensation income generated in connection with phantom stock awards (other than stock appreciation rights) under the 2007 Stock Plan will be subject to the section 162(m) deduction limitation. Further, the income generated in connection with all awards granted under the 2007 Stock Plan by the Board or the Chief Executive Officer will not qualify as performance-based compensation and, accordingly, Forest's deduction for such compensation may be limited by section 162(m) of the Internal Revenue Code.

        The 2007 Stock Plan is not qualified under section 401(a) of the Internal Revenue Code.

        The comments set forth in the above paragraphs are only a summary of certain of the U.S. federal income tax consequences relating to the 2007 Stock Plan. No consideration has been given to the effects of state, local or other tax laws on the 2007 Stock Plan or award recipients.

Inapplicability of ERISA

        Based upon current law and published interpretations, we believe that the 2007 Stock Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits

        New awards, if any, that will be made to eligible persons under the 2007 Stock Plan are subject to the discretion of the Compensation Committee and, thus, Forest cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to its executive officers, employees, and directors under the 2007 Stock Plan. Therefore, the New Plan Benefits Table is not provided.

        Forest did make its annual equity awards under the 2007 Stock Plan for 2009 in May, 2009 to the NEOs, non-employee directors, and to its other eligible employees. The grants to the NEOs are reflected in the "2009 Grants of Plan-Based Awards" table above. The 2009 grant to the non-employee directors is reflected in the footnotes to the "Director Compensation Table" above. On March 15, 2010, the closing price of Forest's common stock was $29.40 per share. No stock options have been granted under the 2007 Stock Plan since 2007.

PROPOSAL NO. 3—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Forest is asking the shareholders to ratify the Audit Committee's appointment of Ernst & Young LLP ("Ernst & Young"), 370 Seventeenth Street, Suite 3300, Denver, Colorado 80202, as Forest's independent registered public accounting firm to audit Forest's consolidated financial statements for the year 2010.

        Services provided to Forest by Ernst & Young during 2009 are described under "Principal Accountant Fees and Services" below. A representative of Ernst & Young will be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.

        In the event the shareholders fail to ratify the appointment, the Audit Committee may consider whether it should select another independent public accounting firm. Although ratification by the shareholders is not required by law, the Board has determined that it is desirable to seek shareholder ratification of the appointment of Ernst & Young in light of the critical role played by independent registered public accounting firm in maintaining the integrity of financial controls and reporting. Notwithstanding its selection, the Board, in its discretion, may appoint a different independent registered public accounting firm any time during the year if the Board believes that such a change would be in the best interest of Forest and its shareholders.

Vote Required

        Ratification of the appointment of Ernst & Young as Forest's independent registered public accounting firm for 2010 requires the affirmative vote of a majority of the votes cast.

        THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS FOREST'S INDEPENDENT PUBLIC ACCOUNTING FIRM.

 PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following is a summary of the fees billed to Forest by Ernst & Young for audit and other professional services provided by Ernst & Young for 2008 and 2009.

Ernst & Young	2009	2008

Audit fees	$1,550,717	$1,465,478

Audit-related fees	0	58,700

Tax fees	62,687	168,335

All other fees	2,149	0

Total all fees	$1,615,553	$1,692,513

Audit Fees—Consist of aggregate fees billed for professional services provided in connection with the audit of our consolidated financial statements, the audit of our internal control over financial reporting, reviews of our quarterly financial statements, statutory audits, reviews of registration statements, and issuance of consents and letters to underwriters.

Audit-Related Fees—Consist principally of aggregate fees billed for transaction due diligence services, and audits of statements of compliance with agreements.

Tax Fees—Consist of aggregate fees for tax compliance, tax advice and tax planning, tax examination assistance, and tax consulting on sales transactions.

All Other Fees—Consist of aggregate fees for products and services other than as reported above. As indicated, no other fees were billed for 2008 or 2009.

        Preapproval of Audit Services.    The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve, when the Audit Committee is not in session, audit-related services and non-audit services not prohibited by law to be performed by Forest's independent registered public accounting firm and associated fees for any individual engagement not to exceed $40,000. Any such pre-approval of services and fees by the Chairman are reported to the full Audit Committee at its next regular meeting. All fees set forth in the foregoing table were pre-approved by the Audit Committee or the Chairman of the Audit Committee under the noted delegation of authority.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee assists the Board in fulfilling its responsibilities for the oversight of the integrity of Forest's financial statements, its compliance with legal and regulatory requirements, the performance of the internal audit function and independent audit, and the independence and qualifications of Forest's independent registered public accounting firm who report directly to the Audit Committee. The Audit Committee operates under a charter approved by the Board. The full text of the Audit Committee charter is available on Forest's website at www.forestoil.com. As of the date of this report, the Audit Committee was comprised of three directors, each of whom has been determined to be independent within the meaning of rules adopted by the SEC, the listing standards of the NYSE, and Forest's Corporate Governance Guidelines.

        Forest's management has responsibility for preparing Forest's financial statements and the financial reporting process, including the system of internal controls. Forest's independent auditor, Ernst & Young, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board (United States), and for issuing a report on the results of that independent audit. Ernst & Young is also responsible for auditing Forest's internal control over financial reporting and expressing opinions on the effectiveness of Forest's internal control over financial reporting.

        In this context, the Audit Committee hereby reports as follows:

          1.     The Audit Committee has met with management and Ernst & Young, and has reviewed and discussed the audited consolidated financial statements;

          2.     The Audit Committee has discussed with Ernst & Young the matters required by Statement of Auditing Standards No. 114, The Auditors Communication With Those Charged With Governance;

          3.     The Audit Committee has received from and discussed with Ernst & Young the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and discussed with Ernst & Young their independence from Forest and its management; and

          4.     Based upon the review and discussions described in paragraphs (1) through (3) above, and the Audit Committee's review of the representations of management, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Forest's Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

        This report is provided by the following independent directors, who comprise the Audit Committee.

                      Dod A. Fraser, Chairman
                      James H. Lee
                      Patrick R. McDonald

March 15, 2010

 TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Affiliate Transaction Policy

        Covered Transactions.    The Board has adopted a written Affiliate Transaction Policy. The policy covers all economic transactions between Forest or any of its subsidiaries or controlled affiliates (including controlled joint ventures), on the one hand, and any designated person, on the other hand. The policy addresses, without limitation, the purchase or sale of assets, other than blind, open-market transactions in Forest's securities over a regulated exchange. The policy does not address employment compensation arrangements with Forest's executive officers. For purposes of this policy, a "designated person" is (i) any Forest shareholder that beneficially owns more than 5% of Forest's outstanding shares of common stock, (ii) any director or executive officer of Forest or any immediate family member of such a person (including in-laws), or (iii) any person known to Forest to be an affiliate of a person under (i) or (ii) (as "affiliate" is defined under the federal securities laws).

  Policy Directives.

        (1)   All Forest officers are notified of the policy in writing every year.

        (2)   The Board is permitted to pre-authorize transactions with designated persons that fall below dollar thresholds set by the Board. Any such pre-authorization may apply only to transactions that are in Forest's ordinary course of business and are either easily comparable to observable market transactions or are on terms no less favorable than the designated person offers to unrelated third parties.

        (3)   Forest's officers are required to provide the Board with all material information relating to any proposed covered transaction (other than a transaction authorized pursuant to paragraph 2 above).

        (4)   In determining whether to authorize and approve any covered transaction, the Board has broad discretion in determining whether the transaction is reasonable in light of the circumstances. It may rely on comparable market transactions, the use of an auction process, an independent valuation, or other similar methods.

        (5)   The Board may review the terms of a covered transaction outside the presence of any directors who have a financial interest in the covered transaction.

        (6)   Other than under paragraph 2 above, a covered transaction may be approved only by a majority of those directors who have no financial interest in the transaction.

Related Party Transactions

        The Anschutz Corporation ("Anschutz") beneficially held over 5% of our common stock during 2009. In 1998, we purchased certain oil and gas assets from Anschutz, including two concessions in South Africa. Over the years, the parties have entered into agreements concerning the development of these concession blocks. In 2003, we entered into a participation agreement regarding the development of offshore acreage, including the Ibhubesi Gas Field, with an Anschutz affiliate and The Petroleum Oil and Gas Corporation of South Africa (Pty) Limited ("PetroSA") for the exploration and development of these properties. As of December 31, 2009, the parties' interests in the South African concessions were as follows: Forest—53.2%; Anschutz Overseas South Africa (Pty) Limited—22.8%; and PetroSA—24.0%. Forest is the operator of these concession blocks and is reimbursed by the partners for exploration expenditures and general, technical, and administrative overhead. During 2009, the Anschutz affiliate paid Forest joint interest billings in the amount of $368,113. As of December 31, 2009, Anschutz is no longer a related party.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Executive officers and directors, as well as certain persons who own more than 10% of our common stock, are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports of their ownership of common stock with the SEC and the NYSE, and to furnish us with copies of the reports.

        Based solely on Forest's review of the reports and written representations received from the directors and executive officers, Forest believes that, during 2009, all of its directors and executive officers timely complied with all Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

        Any proposal that a shareholder wishes to include in Forest's proxy materials for the 2011 annual meeting of shareholders, in accordance with the regulations of the SEC, must be received no later than November 30, 2010. The written proposal will need to comply with the regulations of the SEC under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202, or sent to the Secretary via facsimile at 303.812.1445.

        Any proposal or nomination for director that a shareholder wishes to propose for consideration at the 2011 annual meeting of shareholders, but does not seek to include in our proxy statement under the applicable SEC rules, must be submitted in accordance with our Bylaws, and must be received at our principal executive offices no earlier than December 30, 2010, and not later than January 29, 2011. Any such proposal must be an appropriate subject for shareholder action under applicable law and must otherwise comply with Article I of Forest's Bylaws and must be submitted in writing and mailed to Forest's Secretary, at the address shown above.

Annex A

Note: This version of the Forest Oil Corporation 2007 Stock Incentive Plan shows the plan as proposed to be amended if Proposal No. 2 receives the requisite number of "FOR" votes at our 2010 Annual Meeting of Shareholders. The provisions of the 2007 Stock Plan that are proposed to be amended are italicized and in boldface type.

 FOREST OIL CORPORATION
2007 STOCK INCENTIVE PLAN

I. PURPOSE OF THE PLAN

        (i)    The purpose of the FOREST OIL CORPORATION 2007 STOCK INCENTIVE PLAN (the "Plan") is to provide a means through which FOREST OIL CORPORATION, a New York corporation (the "Company"), and its Affiliates may attract able persons to serve as Officers, Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Director Stock Awards to Non-Employee Directors and for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, and Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Officer, Consultant, or Director as provided herein.

II. DEFINITIONS

        (i)    The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

          (b)   "Affiliate" means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

          (c)   "Award" means, individually or collectively, any Director Stock Award, Option, Restricted Stock Award, Performance Award, or Phantom Stock Award.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

          (f)    "Committee" means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

          (g)   "Common Stock" means the common stock, par value $.10 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XI.

          (h)   "Company" means Forest Oil Corporation, a New York corporation.

          (i)    "Consultant" means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

          (j)    "Corporate Change" shall have the meaning assigned to such term in Paragraph XI(c) of the Plan.

          (k)   "Director" means an individual who is a member of the Board.

          (l)    "Director Stock Award" means a Restricted Stock Award or a Phantom Stock Award, as applicable, granted under Paragraph VIII(b) of the Plan to a Non-Employee Director.

          (m)  An "employee" means any person (including an Officer or a Director) in an employment relationship with the Company or any Affiliate.

          (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (o)   "Fair Market Value" means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate and as is consistent with the requirements of section 409A of the Code.

          (p)   "Incentive Stock Option" means an incentive stock option within the meaning of section 422 of the Code.

          (q)   "Mergers" means the merger transactions contemplated in that certain Agreement and Plan of Merger dated January 7, 2007, by and among the Company, MJCO Corporation and The Houston Exploration Company.

          (r)   "Non-Employee Director" means any member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3.

          (s)   "Officer" means an individual who holds one of the offices of the Company as provided under the Bylaws of the Company.

          (t)    "Option" means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

          (u)   "Option Agreement" means a written agreement between the Company and a Participant with respect to an Option.

          (v)   "Participant" means an employee, Consultant, or Director who has been granted an Award.

          (w)  "Performance Award" means an Award granted under Paragraph IX of the Plan.

          (x)   "Performance Award Agreement" means a written agreement between the Company and a Participant with respect to a Performance Award.

          (y)   "Phantom Stock Award" means an Award granted under Paragraph X of the Plan.

          (z)   "Phantom Stock Award Agreement" means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.

          (aa) "Plan" means the Forest Oil Corporation 2007 Stock Incentive Plan, as amended from time to time.

          (bb) "Restricted Stock Agreement" means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

          (cc) "Restricted Stock Award" means an Award granted under Paragraph VIII of the Plan.

          (dd) "Rule 16b-3" means SEC Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

          (ee) "Stock Appreciation Right" means a right to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor.

III. EFFECTIVE DATE AND DURATION OF THE PLAN

        (i)    The Plan shall become effective upon the date of its adoption by the Board (February 1, 2007), provided the Plan is approved by the shareholders of the Company at the next meeting of the shareholders of the Company that occurs after the date of such adoption by the Board. Notwithstanding any provision in the Plan to the contrary, no Option shall be exercisable, no Restricted Stock Award or Director Stock Award shall be granted and no Performance Award or Phantom Stock Award shall vest or become satisfiable prior to such shareholder approval. No further Awards may be granted under the Plan after 10 years from the date the Plan is adopted by the Board (February 1, 2017). The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards, Phantom Stock Awards, and Director Stock Awards have been satisfied or expired.

IV. ADMINISTRATION

        (a)    Composition of Committee.    The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more Non-Employee Directors who also qualify as "outside directors" (within the meaning assigned to such term under section 162(m) of the Code and applicable interpretive authority thereunder).

        (b)    Powers.    Subject to the express provisions of the Plan, each of the Committee and the Board shall have authority, in its discretion, to determine which employees, Consultants, or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Option or Restricted Stock Award, and the number of shares subject to or the value of each Performance Award or Phantom Stock Award. In making such determinations, the Committee or the Board, as the case may be, shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company's success, and such other factors as the Committee or the Board in its sole discretion shall deem relevant. Notwithstanding the preceding provisions of this Subparagraph, Director Stock Awards shall be granted as provided in Paragraph VIII(b).

        (c)    Additional Powers.    The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. In addition, the Board shall have all such additional powers as are delegated to the Committee by other provisions of the Plan notwithstanding that such provisions may refer only to the Committee. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Plan or any such agreement into effect. The determinations of the Committee or the Board on the matters referred to in this Paragraph IV shall be conclusive.

        (d)    Delegation of Authority by the Committee.    Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not subject to section 16 of the Exchange Act (including any successor section to the same or similar effect). Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a Director, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be conclusive.

V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

        (a)    Shares Subject to the Plan and Award Limits.    Subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 6,700,000. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, shares issued under the Plan and forfeited back to the Plan, shares surrendered in payment of the exercise price or purchase price of an Award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, (i) the aggregate maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 175,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding) and (ii) the maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $2,000,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award. The limitations set forth in the preceding sentence shall be applied in a manner that will permit Awards that are intended to provide "performance-based" compensation for purposes of section 162(m) of the Code to satisfy the requirements of such section, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m)

of the Code and applicable interpretive authority thereunder, any shares subject to Options or Stock Appreciation Rights that are canceled or repriced.

        (b)    Grant of Awards.    The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan. Director Stock Awards shall be granted as provided in Paragraph VIII(b).

        (c)    Stock Offered.    Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. The shares of the Company's stock to be issued pursuant to any Award may be represented by physical stock certificates or may be uncertificated. Notwithstanding references in the Plan to certificates, the Company may deliver uncertificated shares of Common Stock in connection with any Restricted Stock Award or stock settlement of any other form of Award.

VI. ELIGIBILITY

        (i)    Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, or any combination thereof. Notwithstanding the preceding provisions of this Paragraph, a Director Stock Award may be granted only to a Non-Employee Director.

VII. STOCK OPTIONS

        (a)    Option Period.    The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

        (b)    Limitations on Exercise of Option.    An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

        (c)    Special Limitations on Incentive Stock Options.    An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative.

        (d)    Option Agreement.    Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under the Option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable); provided, however, that, except as provided in Paragraph XI, the Committee may not, without approval of the shareholders of the Company, amend any outstanding Option or Stock Appreciation Right to lower the purchase or exercise price of the underlying Option or Stock Appreciation Right, or cancel, replace or exchange any outstanding Option or Stock Appreciation Right for (x) cash, (y) another Award other than an Option, or (z) an Option or Stock Appreciation Right having a lower purchase or exercise price than the purchase or exercise price of the original Option or Stock Appreciation Right.

        (e)    Option Price and Payment.    The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XI, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

        (f)    Shareholder Rights and Privileges.    The Participant shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant's name.

        (g)    Options and Rights in Substitution for Options Granted by Other Employers.    Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

 VIII. RESTRICTED STOCK AWARDS

        (a)    Forfeiture Restrictions To Be Established by the Committee.    Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow or return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on capital, assets, or shareholders' equity achieved by the Company, or (12) the total shareholders' return achieved by the Company, (ii) the Participant's continued employment with the Company or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

        (b)    Director Stock Awards.    The preceding provisions of this Paragraph VIII to the contrary notwithstanding, each Non-Employee Director who is elected to the Board for the first time after the date upon which the Plan is approved by the shareholders of the Company as provided in Paragraph III shall receive, as of the date of his or her election and without the exercise of the discretion of the Committee or any person or persons, a Restricted Stock Award covering a number of shares of Common Stock equal to the quotient (rounded to the nearest whole number) obtained by dividing $125,000 by the Fair Market Value of a share of Common Stock on the date of such election. As of the date of the annual meeting of the shareholders of the Company in each year that the Plan is in effect as provided in Paragraph III (beginning with the annual meeting that next occurs after the date upon which the Plan is approved by the shareholders of the Company as provided in Paragraph III), each Non-Employee Director then in office who is not then entitled to receive (and who has not, during the period beginning on the January 1 next preceding the date of such annual meeting and ending on the date of such annual meeting, received) a Restricted Stock Award pursuant to the preceding sentence of this Subparagraph VIII(b) shall receive, without the exercise of the discretion of the Committee or any person or persons, a Restricted Stock Award covering a number of shares of Common Stock equal to the quotient (rounded to the nearest whole number) obtained by dividing $125,000 by the Fair Market Value of a share of Common Stock on the date of such annual meeting. Notwithstanding the foregoing, the Board, in its sole discretion, may elect to grant a Phantom Stock Award in lieu of any Restricted Stock Award that a Non-Employee Director would otherwise be entitled to receive pursuant to the preceding provisions of this Subparagraph VIII(b). In the event the Board elects to grant a Non-Employee Director a Phantom Stock Award in lieu of a Restricted Stock Award pursuant to this Subparagraph VIII(b), the Phantom Stock Award shall provide the Non-Employee Director the right to acquire an equivalent number of shares of Common Stock as the Non-Employee Director would otherwise have been entitled to receive under such Restricted Stock Award as described in the preceding provisions of this Subparagraph VIII(b). In the discretion of the Board (and on such terms as the Board may determine), any such Phantom Stock Award may include the right to receive dividend equivalents with respect to such Award. If, as of any date that the Plan is effect, there are not sufficient shares of Common Stock available under the Plan to allow for the grant to each Non-Employee Director of a Restricted Stock Award or Phantom Stock Award, as applicable, for the number of shares provided herein, each Non-Employee Director shall receive a Restricted Stock Award or Phantom Stock Award, as applicable, for his or her pro-rata share of the total number of shares of Common Stock then available under the Plan. Each Restricted Stock Award and Phantom Stock Award granted to a Non-Employee Director pursuant to this Subparagraph VIII(b) shall be subject to Forfeiture Restrictions determined in the discretion of the Committee prior to the time of grant of such Award.

        (c)    Other Terms and Conditions.    Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other shareholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock until the Forfeiture Restrictions have expired, (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award, and (v) with respect to the payment of any dividend with respect to shares of Common Stock subject to a Restricted Stock Award directly to the Participant, each such dividend shall be paid no later than the end of the calendar year in which the dividends are paid to shareholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to shareholders of such class of shares. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death, or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

        (d)    Payment for Restricted Stock.    The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

        (e)    Committee's Discretion to Accelerate Vesting of Restricted Stock Awards.    The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant. Notwithstanding the preceding provisions of this Subparagraph, except in connection with a Corporate Change, the Committee may not take any action described in this Subparagraph with respect to a Restricted Stock Award that has been granted to a "covered employee" (within the meaning of Treasury Regulation section 1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.

        (f)    Restricted Stock Agreements.    At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant and the restriction set forth in the last sentence of Subparagraph (e) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

 IX. PERFORMANCE AWARDS

        (a)    Performance Period.    The Committee shall establish, with respect to and at the time of each Performance Award, the number of shares of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.

        (b)    Performance Measures.    A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, division, or department thereof during the performance period. The Committee shall establish the performance measures applicable to such performance either (i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed; provided such measures may be made subject to adjustment for specified significant extraordinary items or events. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The performance measures established by the Committee may be based upon (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow or return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on capital, assets, or shareholders' equity achieved by the Company, (12) the total shareholders' return achieved by the Company, or (13) a combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures and/or provide for a reduction in the value of a Performance Award during the performance period.

        (c)    Awards Criteria.    In determining the value of Performance Awards, the Committee shall take into account a Participant's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant's Performance Award during the performance period.

        (d)    Payment.    Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Performance Award Agreement.

        (e)    Termination of Award.    A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period, except as may be determined by the Committee.

        (f)    Performance Award Agreements.    At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.

 X. PHANTOM STOCK AWARDS

        (a)    Phantom Stock Awards.    Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award. A Phantom Stock Award may include, without limitation, a Stock Appreciation Right that is granted independently of an Option; provided, however, that the exercise price per share of Common Stock subject to the Stock Appreciation Right shall be determined by the Committee but, subject to adjustment as provided in Paragraph XI, such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date such Stock Appreciation Right is granted.

        (b)    Award Period.    The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

        (c)    Awards Criteria.    In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

        (d)    Payment.    Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Phantom Stock Award Agreement. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

        (e)    Termination of Award.    A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

        (f)    Phantom Stock Award Agreements.    At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.

XI. RECAPITALIZATION OR REORGANIZATION

        (a)    No Effect on Right or Power.    The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's or any Affiliate's capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.

        (b)    Subdivision or Consolidation of Shares; Stock Dividends.    The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

        (c)    Recapitalizations and Corporate Changes.    If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases, or exchanges or agrees to sell, lease, or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 40% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), then (x) no sooner than effective as of the consummation by the Company of such merger, consolidation, reorganization, sale, lease, or exchange of assets or dissolution or such election of Directors or (y) no later than 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Participants and which may vary among Options or Stock Appreciation Rights held by any individual Participant: (1) accelerate the time at which Options or Stock Appreciation Rights then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Committee, after which specified date all such unexercised Awards and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options or Stock Appreciation Rights held by such Participants (irrespective of whether such Awards are then exercisable under the provisions of the Plan) as of a date specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Awards over the exercise price(s) under such Awards for such shares, or (3) make such adjustments to Options or Stock Appreciation Rights then outstanding as the Committee deems appropriate to reflect such Corporate Change and to prevent the dilution or enlargement of rights (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to such Awards then outstanding), including, without limitation, adjusting such an Award to provide that the number and class of shares of Common Stock covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

        (d)    Change of Control Value.    For the purposes of clause (2) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to shareholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options or Stock Appreciation Rights being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to shareholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

        (e)    Other Changes in the Common Stock.    In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XI, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award so as to prevent the dilution or enlargement of rights. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XI, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

        (f)    Shareholder Action.    Any adjustment provided for in the above Subparagraphs shall be subject to any required shareholder action.

        (g)    No Adjustments unless Otherwise Provided.    Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

XII. AMENDMENT AND TERMINATION OF THE PLAN

        (i)    The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the shareholders of the Company, (a) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan, increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete the final sentence of Paragraph VII(d).

XIII. MISCELLANEOUS

        (a)    No Right To An Award.    Except as provided in Paragraph VIII(b), neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Performance Award, a right to a Phantom Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

        (b)    No Employment/Membership Rights Conferred.    Nothing contained in the Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

        (c)    Other Laws; Withholding.    The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

        (d)    No Restriction on Corporate Action.    Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

        (e)    Restrictions on Transfer.    An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

        (f)    Governing Law.    The Plan shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof.

Fulfillment 69602 69555 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/fst Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1.866.540.5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please mark your votes as indicated in this example X THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, AND “FOR” ITEMS 2 AND 3, AND IN THEIR DISCRETION AS TO ANY OTHER MATTER COMING BEFORE THE ANNUAL MEETING. FOR ALL WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN 1. Proposal to elect three Class I directors to serve until Forest’s 2013 annual meeting of shareholders. Nominees: 01 Loren K. Carroll 02 Patrick R. McDonald 03 Raymond I. Wilcox (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions 2. Proposal to approve an amendment to the Forest Oil Corporation 2007 Stock Incentive Plan to (i) add 4,000,000 shares available for issuance pursuant to awards under the plan, (ii) further restrict the ability of Forest to reprice or exchange underwater options or stock appreciation rights without shareholder approval, and (iii) provide that payments in connection with a corporate change are not triggered prior to the consummation of a transaction constituting such corporate change. 3. Proposal to ratify the appointment of Ernst & Young LLP as Forest’s independent registered public accounting firm for the year ending December 31, 2010.

Fulfillment 69602 69555 You can now access your Forest Oil Corporation account online. Access your Forest Oil Corporation account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Forest Oil Corporation, now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1.877.978.7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1.800.370.1163 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: https://materials.proxyvote.com/346091 PROXY FOREST OIL CORPORATION Annual Meeting of Shareholders – May 12, 2010 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints H. Craig Clark and Cyrus D. Marter IV, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Forest Oil Corporation common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held May 12, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side)